UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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CAMDEN PROPERTY TRUST
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Camden Long Meadow Farms - Richmond, Texas

FORTUNE
100
BEST COMPANIES
TO WORK FOR 2024

Camden Property Trust

2025 PROXY STATEMENT
Notice of Annual Meeting of Shareholders

2025 Proxy Statement

The Board of Trust Managers of Camden Property Trust (the “Company” or “Camden”) is soliciting proxies to be used at our 2025 annual meeting of shareholders (the “Annual Meeting”). The proxy materials are first being sent on or about March 25, 2025 to all shareholders of record as of March 14, 2025, which is the record date for the Annual Meeting. The complete mailing address of the Company’s executive offices is 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.

2025 Proxy Statement

A LETTER TO CAMDEN’S SHAREHOLDERS
from Our Board of Trust Managers

March 25, 2025

Dear Fellow Shareholders:

As Camden’s Board, we are committed to representing and protecting your interests by providing strategic oversight of the Company’s Executive Management team, with a focus on long-term value creation. We believe the Company’s strong balance sheet, sound strategic business plan, solid operating performance, and the Company’s culture and employees are all key factors in the Company’s continued success.

Our Board is comprised of a highly qualified and experienced group of leaders, with the founders of the Company, Ric Campo and Keith Oden, complementing our independent Trust Managers. Good corporate governance, fostered by a high performing board culture, is vital to the Company and its shareholders, and we are committed to our Board being a strategic asset of the Company by ensuring each of our Board members brings a strong balance of varying perspectives, capabilities, skill sets, diversity, and experience to his or her role. We encourage you to review the qualifications and backgrounds of our current nominees for election to the Board beginning on page 8 of this proxy statement.

Our Board believes that consistently strong operating results and a management team whose interests are aligned with those of our shareholders equate to long-term shareholder value creation.  Accordingly, we link, through our annual bonus program and the grant of performance and long-term equity-based incentive awards, a substantial portion of the compensation opportunities for our executive officers to performance and long-term shareholder value.

We are committed to creating long-term value for Camden’s stakeholders, and integrating responsible practices into our business. We continue to identify and implement innovative responsible practices that support our communities, customers, residents and team members, while reducing our reliance on natural resources and reinforcing our commitment to being a responsible corporate citizen.

We appreciate and value your interest, investment, and support. To the extent you have any thoughts, concerns, or recommendations, they should be addressed to:

Lead Independent Trust Manager
Camden Property Trust
11 Greenway Plaza, Suite 2400
Houston, TX 77046

Thank you for your confidence in us and your continued support of the Company.

Sincerely,
Camden’s Board of Trust Managers

Richard J. Campo	Scott S. Ingraham	Steven A. Webster

Javier E. Benito	Renu Khator	Kelvin R. Westbrook

Heather J. Brunner	D. Keith Oden

Mark D. Gibson	Frances Aldrich Sevilla-Sacasa

2025 Proxy Statement A Letter to Camden Shareholders

Q&A WITH OUR LEAD INDEPENDENT TRUST MANAGER

What do you see as the Board’s role?

The primary role of the Board is to provide strategic oversight of the Company’s Executive Management team and its strategic business plan, while always representing the best interests of the Company’s shareholders. The Board reviews the Company’s strategic plans, assesses and monitors risks that might impact the Company, and oversees the establishment and maintenance of appropriate financial and internal controls. While seeking to preserve the positive culture of outstanding corporate governance, we are focused on maintaining strong performance-related metrics, always mindful of the long-term goals and objectives of the Company and its shareholders.

What is the role as the Lead Independent Trust Manager?

A comprehensive list of the duties and responsibilities for this role is provided in the Company’s Guidelines on Governance, as well as on page 21 of this proxy statement. The Lead Independent Trust Manager serves as the principal liaison between the Company’s Chairman of the Board/CEO and our independent Trust Managers, and presides at any meetings at which the Chairman is not present (including regular Executive Sessions of independent Trust Managers). In an effort to maintain a thoroughly engaged, high-performance Board, the Lead Independent Trust Manager takes a leadership role in identifying issues for the Board to consider and, working with the Chairman of the Board/CEO, establishes the agenda for each meeting; assuring that the independent Trust Managers have sufficient information, resources, background, and time to adequately discuss and review the various issues included in the agenda, or otherwise brought before the Board. I believe that it is important the Lead Independent Trust Manager help maintain the appropriate balance between the Board’s involvement in longer-term strategy and the Company’s operations, which are charged to our Executive Management team. The Lead Independent Trust Manager takes the primary role in providing feedback to the Company’s Chairman of the Board/CEO with respect to any issues or discussions which may occur in Executive Session without the presence of the Executive Management Team. In addition, as part of the Board’s continuous improvement and evaluation process, the Lead Independent Trust Manager meets with each Independent Trust Manager to solicit input regarding any actions the Board and Trust Managers can take to elevate our performance. Camden is committed to effective shareholder communication and the Lead Independent Trust Manager serves as the primary contact for any shareholders wishing to communicate directly with the Board.

The Company’s Chief Executive Officer also serves as its Chairman of the Board. Do you believe that is an appropriate and effective structure for the Company?

We believe at the present time, combining the roles of Chairman and CEO, together with a strong Lead Independent Trust Manager, provides the appropriate leadership and oversight of the Company and facilitates the effective functioning of both the Board and the Executive Management team. The Board believes its responsibility to shareholders requires that the Board retain the flexibility to determine the best leadership structure for the Company under any set of circumstances and personnel. By making decisions based on context, the Board is better able to make determinations in the best interests of shareholders, including those related to the Company’s Board leadership structure.
Any Closing Thoughts?
On behalf of the entire Board, I want to express our dedication to maintaining an open dialog with shareholders, soliciting and considering your input and comments, with a commitment to continually review our performance in an ongoing effort to identify and implement policies and practices which enable us to fulfill our oversight and other fiduciary responsibilities and enhance our corporate governance program as appropriate. We very much value your support and sincerely appreciate and thank you for the trust and confidence you have placed in us.

Sincerely,
Kelvin R. Westbrook
Lead Independent Trust Manager
Camden Property Trust

2025 Proxy Statement Q&A with our Lead Independent Trust Manager

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

ANNUAL MEETING PROPOSALS
Board Recommendation
PROPOSAL 1 Elect 10 Trust Managers to hold office for a one-year term
✓ FOR
See Page 8
PROPOSAL 2 Hold an advisory vote on executive compensation
✓ FOR
See Page 28
PROPOSAL 3 Ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2025
✓ FOR
See Page 58

Other matters will be transacted as may properly come before the Annual Meeting.

Proxy Voting
Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible to ensure your shares are represented at the Annual Meeting. If you vote at the Annual Meeting, your proxy or voting instructions will not be used.

Beneficial Owners
If you own common shares held in the name of a broker, bank, or other agent at the close of business on March 14, 2025, please follow the instructions they provide on how to vote your shares. Alternatively, you may vote by telephone or over the Internet if permitted by your bank, broker, or other agent.

Please contact Investor Relations at (800) 922-6336 or (713) 354-2787 with any questions or if you have any technical difficulties or trouble accessing the Annual Meeting, or if you are unable to locate your control number.

By Order of the Board of Trust Managers,
/s/ Joshua L. Lebar

Joshua L. Lebar Senior Vice President-General Counsel and Secretary March 25, 2025

LOGISTICS
¿	Date and Time Friday, May 9, 2025 at 9:00 a.m. Central Time
¶	Record Date Friday, March 14, 2025
:
Place
Our Annual Meeting will be a
virtual meeting of shareholders. To participate, vote, or submit questions during the Annual Meeting via live webcast, please visit: virtualshareholdermeeting.com/
CPT2025 and enter the control number found on your proxy card, voting instruction form, or notice you may have previously received

HOW TO VOTE
Shareholders of Record
8	By Internet www.proxyvote.com virtualshareholdermeeting.com/ CPT2025
(	By Telephone 1-800-690-6903 (Toll free)
+	By Mail Complete your proxy card and cast your vote by pre-paid postage

Important Notice Regarding Availability of Proxy Materials
This proxy statement and annual report to shareholders are available at www.proxyvote.com and on the Investors’ section of our website at www.camdenliving.com under “SEC Filings” of the Financials section.

Virtual Annual Meeting Information
During or after the adjournment of the Annual Meeting, shareholders can submit questions in the “Ask A Question” box on the virtual meeting page, which can be accessed at www.virtualshareholdermeeting.com/CPT2025. During the question and answer period, we will answer as many shareholder-submitted questions as time permits, and any questions that we are unable to address during this period will be published and answered on the Investors’ section of our website following the meeting with the exception of any questions that are irrelevant to the purposes of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

2025 Proxy Statement 1

PROXY SUMMARY
This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote. You should read this entire proxy statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Place	Record date
May 9, 2025	Online at:	March 14, 2025
9:00 a.m. Central Time	www.virtualshareholdermeeting.com/CPT2025

MEETING ROADMAP

Proposal		Board Recommendation		Page
1	Election of Trust Managers			8
		✓	FOR
		each nominee
2	Advisory Vote to Approve Executive Compensation			28
		✓	FOR

3	Ratification of Independent Registered Public Accounting Firm			58
		✓	FOR

2025 Proxy Statement 2

2024 COMPANY HIGHLIGHTS

Who we are. Camden Property Trust, an S&P 500 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities, and we are structured as a Real Estate Investment Trust (“REIT”).

Strategy. Our continued strategy includes: 1) focusing on high-growth markets; 2) operating a diverse portfolio of assets and maintaining a high-quality resident profile; 3) maintaining a strong balance sheet with low leverage, ample liquidity, and the ability to capitalize on future opportunities; 4) delivering consistent earnings and dividend growth; 5) recycling capital and creating value through acquisitions, dispositions, development, and repositioning/redevelopment/ repurposing programs; and 6) enhancing operations through innovation and technology initiatives.
2024 BUSINESS HIGHLIGHTS

Core FFO Per Share (1)
$6.85 per share
ahead of midpoint of guidance range of $6.59 to $6.89 per share

High-Growth Markets - 95% of NOI(1) derived from these markets
•Employment growth
•Population growth
•Total migration

Diverse Portfolio - as of December 31, 2024
•Operate in 15 major markets within the U.S.
•174 Operating Communities
•Over 58,000 apartment homes

Strong Balance Sheet with Low Leverage
   - as of December 31, 2024
•Low debt to adjusted EBITDAre ratio of 3.90x
•Unencumbered asset pool of approximately $17.0 billion
•90.5% unsecured debt; 79.3% fixed rate debt
•4.1% weighted average interest on all debt; 6.2 years weighted average

Earnings & Dividend Growth
•Increased quarterly cash dividends in 2024 by 3.0%.
•From 2020 through 2024, have returned $2.0 billion to shareholders

Capital Recycling
•Since 2011, we have significantly improved the quality of our portfolio with minimal cash flow dilution, using disposition proceeds to fund development and acquisitions

Innovation and Technology
•Enhance resident experience
•Streamline operations/improve efficiency

Same Property NOI Growth
1.1%
ahead of midpoint of guidance range of (1.5%) to 1.5%

Net Debt/Adjusted EBITDAre (1)
3.90 x
better than target of 4.75 x

Weighted Average Yields on Stabilized Developments
5.78%
above our targeted proforma

1 A reconciliation of net income attributable to common shareholders to Fund from Operations (“FFO”) and Core FFO, of diluted Earnings Per Share (“EPS”) to FFO and Core FFO per diluted share, of net income to Net Operating Income (“NOI”) and same property net operating income, and of net income to Adjusted earnings before interest, taxes, depreciation, and amortization for Real Estate (“EBITDAre”) for the year ended December 31, 2024 is contained in Appendix A of this proxy statement.

2025 Proxy Statement 3

TRUST MANAGER HIGHLIGHTS

Our Trust Manager nominees bring a balance of experience and perspective. We believe our Trust Manager nominee demographic is positive and enhances our goal to develop a culture of strong corporate governance.

60%	40%	50%
Additional Board Experience	Public CEO or Chairman of the Board Experience	Direct Real Estate Experience

Trust Manager Nominees	Age	Trust Manager Since	A	C	NCG&S	E
Richard J. Campo Chairman of the Board and Chief Executive Officer (“CEO”) of the Company	70	1993
Javier E. Benito INDEPENDENT Private Investor	62	2022	✓
Heather J. Brunner INDEPENDENT Chairwoman of the Board and CEO of WP Engine	56	2017
Mark D. Gibson INDEPENDENT CEO, Capital Markets, Americas of Jones Lang LaSalle	66	2020	✓
Scott S. Ingraham INDEPENDENT Private Investor and Strategic Advisor	71	1998		✓	✓	✓
Renu Khator INDEPENDENT Chancellor of University of Houston System and President of University of Houston	69	2017
D. Keith Oden Executive Vice Chairman of the Board	68	1993
Frances Aldrich Sevilla-Sacasa INDEPENDENT Private Investor	69	2011
Steven A. Webster INDEPENDENT Managing Partner, AEC Partners	73	1993		✓	✓
Kelvin R. Westbrook INDEPENDENT President and CEO of KRW Advisors, LLC	69	2008				✓

A	-Audit Committee	NCG&S	-Nominating, Corporate Governance, and Sustainability Committee	C	-Compensation Committee

E	-Executive Committee	-Chair	✓	-Member

2025 Proxy Statement 4

EXECUTIVE COMPENSATION HIGHLIGHTS

Performance Objectives
Support the Company’s business strategy and business plan by clearly communicating what is expected of Named Executive Officers (“NEOs”) with respect to goals and results and by rewarding achievement	Attract, motivate, and retain NEOs who have the motivation, experience, and skills necessary to lead the Company effectively and deliver on the Company’s profitability, growth, and total return to shareholder objectives	Link management’s success in enhancing long-term shareholder value, given market conditions, with executive compensation

Key Compensation Practices
•Classify a significant portion of our NEOs’ total pay as equity awards to promote retention and tie the value of these awards to future Company share price performance
•Use pre-determined objectives to help determine NEO compensation
•Apply sizable share ownership guidelines for NEOs
•Prohibit NEOs from hedging their Company shares, which precludes entering into any derivative transaction on Company shares (e.g., short sale, forward, option, or collar)
•Generally discourage NEOs from holding Company shares in a margin account or pledging Company shares as collateral for a loan
•In-depth review of CEO’s and other NEOs’ goals and performance by an independent Compensation Committee made up of members of the Company’s Board of Trust Managers
•Utilize an independent compensation consultant
•Subject cash incentives and equity awards to clawback and forfeiture provisions
In line with our objectives and practices, a very significant portion of 2024 compensation for our NEOs as reported in the Summary Compensation table (page 44) was not guaranteed but was tied directly to performance and/or the value of our shares as depicted in the following pay mix charts:

(1) Includes a one-time cash lump sum payment of $2.2 million to Mr. Sengelmann pursuant to his separation and release agreement.

2025 Proxy Statement 5

CORPORATE RESPONSIBILITY HIGHLIGHTS
The Board, both directly and through the Nominating, Corporate Governance, and Sustainability Committee, oversees Camden’s corporate responsibility strategies and initiatives. More information on our corporate responsibility goals and initiatives can be found in our 2023-2024 Corporate Responsibility Report available on our website at www.camdenliving.com.

People

2024 Notable Recognitions
#24 - FORTUNE 100 Best Companies to Work For®	#27 - PEOPLE® Companies that Care
#1 - FORTUNE Best Workplaces in Real Estate	#29 - Glassdoor - Best-Led Companies

#1 - FORTUNE Best Workplaces in Texas	#61 - FORTUNE Best Workplaces for Millennials

20,000+	1,300+
VOLUNTEERS
HOURS OF TRAINING	3,100+
VOLUNTEER HOURS
Giving Back to our Communities

Planet
We are committed to operating in an environmentally responsible manner, preserving natural resources, and designing and developing our apartment communities with long-term sustainability in mind.

GOALS (by 2030)	GHG EMISSION REDUCTION(1)	ELECTRICITY PROCUREMENT (renewable)(1) (2)	ENERGY SAVINGS(1) (2)	WATER SAVINGS(1)(2)	WASTE (landfill) REDUCTION(1)(2)
	15%	15%	15%	15%	15%
PROGRESS(3) (year 3 of 10)	Target Reached	Exceeded Goal (by 3%)	*	*	7% achieved
(1) Relative to 2020 baseline
(2) Relating to common area
(3) As reported in the 2023-2024 Corporate Responsibility Report filed September 2024.
* No meaningful change noted

2025 Proxy Statement 6

Purpose
We are committed to good corporate governance to promote the long-term interests of shareholders, strengthen management accountability, and help maintain public trust in Camden. Some of our governance highlights are listed below:

•10 Trust Manager Nominees	•Regular Trust Manager Performance Assessment
•8 of 10 Trust Manager Nominees are independent	•Independent Audit; Compensation; and Nominating, Corporate Governance, and Sustainability Committees
•Annual Election of Trust Managers by Majority Vote	•Regular Executive Sessions of Independent Trust Managers
•Commitment to Board refreshment	•Risk Oversight by Full Board and Committees
•Prohibition on Trust Managers Seeking Re-Election after age 75	•Anti-Hedging Policy
•Robust Trust Manager Nominee Selection Process	•Robust Share Ownership Guidelines
•Lead Independent Trust Manager	•Bylaws Include Proxy Access Nominating Provisions

2025 Proxy Statement 7

PROPOSAL 1
ELECTION OF TRUST MANAGERS
The Nominating, Corporate Governance, and Sustainability Committee of the Board nominated each of the current Trust Managers for reelection for a one-year term at the Annual Meeting, and the Board recommends you vote FOR each of the following nominees.

Richard J. Campo	Renu Khator
Javier E. Benito	D. Keith Oden
Heather J. Brunner	Frances Aldrich Sevilla-Sacasa
Mark D. Gibson	Steven A. Webster
Scott S. Ingraham	Kelvin R. Westbrook

To be elected, a nominee must receive a vote of the majority of shares represented in person or by proxy at the Annual Meeting.

✓	The Board recommends you vote FOR each of the nominees listed.

All nominees have consented to serve as Trust Managers. No nominee was selected for election at the 2025 Annual Meeting as a result of any arrangement or understanding between that nominee and any other person. The Board has no reason to believe any of the nominees will be unable to act as Trust Manager. However, if a Trust Manager is unable to stand for election, the Board may either reduce the size of the Board or the Nominating, Corporate Governance, and Sustainability Committee may designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

TRUST MANAGER QUALIFICATIONS AND NOMINATION PROCESS
Qualifications. In accordance with the Company’s Guidelines on Governance, a majority of the Board must be comprised of independent Trust Managers. The Nominating, Corporate Governance, and Sustainability Committee works with the Board to determinate the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. The Nominating, Corporate Governance, and Sustainability Committee considers several factors when evaluating nominees for a position on the Board, including:

•integrity, high personal and professional ethics, and sound business judgment;
•ability and willingness to commit sufficient time to the Board;
•an understanding of the Company’s business, including real estate markets generally, the development, ownership, operation and financing of multifamily communities, and various matters applicable to real estate investing and operations;
•general understanding of business operations, finance and other disciplines relevant to the success of a large publicly traded company in today’s business environment;
•educational and professional background;

2025 Proxy Statement 8

•personal accomplishment; and
•independence from management

In addition, Trust Managers should limit their other board memberships to a number which permits them, given their individual circumstances, to perform all their Camden Trust Manager duties. Accordingly:

•employee Trust Managers may not serve on more than two public company boards in addition to Camden’s Board. Neither of Camden’s two employee Trust Managers currently serves on any other public company board;
•individuals who serve on five or more other public company boards will not normally be asked to join Camden’s Board; and
•individuals who serve on more than two other public company audit committees will not normally be asked to join Camden’s Board or Audit Committee unless, in any such case, the Board determines such simultaneous service would not impair the ability of such individual to effectively serve on Camden’s Board or Camden’s Audit Committee.

The Nominating, Corporate Governance, and Sustainability Committee also evaluates each incumbent Trust Manager on an annual basis to determine whether he or she should be nominated to stand for reelection, based on the types of criteria outlined above as well as the Trust Manager’s contributions to the Board during his or her current term. For 2025, the Nominating, Corporate Governance, and Sustainability Committee determined each Trust Manager nominee meets the requirements and needs of the Company.

Nomination Process. The Nominating, Corporate Governance, and Sustainability Committee assesses whether any vacancies on the Board are expected in the near future. In the event vacancies are anticipated, or otherwise arise, the Nominating, Corporate Governance, and Sustainability Committee will use a variety of methods to identify and evaluate nominees for Trust Manager. Candidates may come to the attention of the Nominating, Corporate Governance, and Sustainability Committee through current Trust Managers, professional search firms, shareholders, or other persons. These candidates will be evaluated at regular or special meetings of the Nominating, Corporate Governance, and Sustainability Committee, and may be considered at any point during the year. The Nominating, Corporate Governance, and Sustainability Committee will consider all properly submitted shareholder nominations for candidates to the Board.

•Shareholders recommending candidates for consideration by the Board in connection with the next Annual Meeting of shareholders should submit their written recommendation no later than January 1 of the year of that meeting to the Corporate Secretary, Camden Property Trust, 11 Greenway Plaza, Suite 2400, Houston, Texas 77046, stating the name and qualifications for Board membership of the individual being recommended as a Trust Manager candidate.
•The Nominating, Corporate Governance, and Sustainability Committee will apply the same criteria for evaluating candidates recommended by shareholders as described in this section.

In addition, shareholders who wish to nominate a person for election as a Trust Manager in connection with an Annual Meeting of shareholders (as opposed to making a recommendation to the Nominating, Corporate Governance, and Sustainability Committee as described above) must deliver written notice to our Corporate Secretary in the manner and within the time periods described in Section 3.4 of Article III of the Company’s Sixth Amended and Restated Bylaws, as amended by the First Amendment thereto (the “Bylaws”) as described below under “Shareholder Proposals and Trust Manager Nominations.” The Company’s shareholders also possess the right to nominate candidates to the Board through the proxy access provisions of the Company’s Bylaws as described on page 67 under “Shareholder Proposals and Trust Manager Nominations.”

2025 Proxy Statement 9

BOARD COMPOSITION
The Board seeks to achieve diversity among its members and recognizes the importance of Board refreshment to enable fresh ideas and perspectives. The following pertains to the Board nominees and illustrates the Board’s continued commitment to diversity of backgrounds for its Board composition and leadership.

Board Refreshment. The Nominating, Corporate Governance, and Sustainability Committee believes ongoing board refreshment is important to maintain an appropriate mix of skills and provide fresh perspectives while leveraging the institutional knowledge and historical perspective of the Board’s longer-tenured Trust Managers. On an annual basis, the Board and the Nominating, Corporate Governance, and Sustainability Committee evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of Trust Managers which can best perpetuate the success of the Company and assessing whether there are gaps on the Board that need to be filled. These conversations, as well as the annual Board and committee self-evaluations, aim to increase Board effectiveness and inform Board refreshment efforts. The Board also enables planned refreshment through its maintenance of a mandatory retirement age for Trust Managers.1 This refreshment process resulted in the following first-time nominees to the Board since 2017:

2017	2020	2022
•Heather Brunner	•Mark Gibson	•Javier Benito
•Renu Khator

1 Term Limits. Retirement Age: The Company’s Guidelines on Governance provide, as a general matter, independent Trust Managers will not stand for election to a new term of service at any Annual Meeting following their 75th birthday. The Board may approve exceptions to this practice when it believes it is in Camden’s interest to do so. The Board does not believe it should establish term limits for Trust Manager service, instead preferring to rely upon the mandatory retirement age and the evaluation procedures described above as the primary methods of ensuring each Trust Manager continues to act in a manner consistent with the best interests of Camden, its shareholders, and the Board. The Board believes term limits have the disadvantage of losing the contribution of Trust Managers who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

2025 Proxy Statement 10

The following matrix displays the most significant skills and qualifications each Trust Manager nominee possesses. The Nominating, Corporate Governance, and Sustainability Committee reviews the composition of the Board as a whole periodically to ensure the Board maintains a balance of knowledge and experience and to assess the skills and characteristics the Board may find valuable in the future in light of current and anticipated strategic plans and operating requirements, and the long-term interest of shareholders.

In addition to fulfilling the criteria described above, each nominee also brings a strong background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and Board service, executive management, education, marketing, media and technology enterprises, private equity investment, financial institutions, and commercial real estate and related businesses. See the discussion below for a description of the key qualifications of each nominee.

2025 Proxy Statement 11

NOMINEES FOR TRUST MANAGER
Set forth below are the nominees, together with biographical information, qualifications, and directorships held at public companies during the past five years.
.

Richard J. Campo
Age: 70 Trust Manager since: 1993	Committees: Executive (Chair)
Current Directorships •None Past Directorships •None in the past five years

Professional Experience and Education:
Mr. Campo has been Chairman of the Board and CEO of Camden since 1993. He co-founded Camden’s predecessor companies in 1982, and prior to that worked in the finance department of Century Development Corporation. Mr. Campo holds a Bachelor’s Degree in Accounting from Oregon State University.

Qualifications:
Mr. Campo was nominated to serve on our Board because of his extensive financial and commercial real estate experience, and his knowledge of Camden as a co-founder and longtime Trust Manager. He has proven leadership ability and strong skills in corporate finance, capital markets, strategic planning, mergers and acquisitions, and other public company matters. In addition, his experience in serving as a director of private and not-for-profit companies has provided him with expertise in corporate governance.

Javier E. Benito INDEPENDENT
Age: 62 Trust Manager since: 2022	Committees: Audit
Current Directorships • None Past Directorships • None

Professional Experience and Education:
Mr. Benito has been a Trust Manager since 2022. Mr. Benito is a private investor and was previously the General Manager of KFC Latin America and the Caribbean of Yum! Brands, Inc., a global restaurant corporation primarily operating the company’s brands – KFC, Pizza Hut and Taco Bell. Prior to that he served as Chief Strategy Officer from 2013 to 2014, Managing Director of European Franchise Business and Russia from 2010 – 2013, and Executive Vice President and Chief Marketing Officer KFC USA from 2008 to 2010. Mr. Benito also previously served as Executive Vice President and Chief Marketing Officer of Starwood Hotels and Resorts from 2005 to 2007, and served in various executive roles with the Coca-Cola Company from 1994 to 2005 and the Procter & Gamble Company from 1987 to 1994. Mr. Benito holds a Bachelor’s Degree in Economics from the University of California – San Diego and an MBA from the University of Chicago.

Qualifications:
Mr. Benito was nominated to serve on our Board because of his extensive marketing experience and financial knowledge. In addition, his previous experience serving in executive roles, including Chief Strategy Officer and Chief Marketing Officer, has provided him with expertise in the area of corporate governance.

2025 Proxy Statement 12

Heather J. Brunner INDEPENDENT
Age: 56 Trust Manager since: 2017	Committees: Audit (Chair)
Current Directorships •None Past Directorships •None in the past five years

Professional Experience and Education:
Ms. Brunner has been Chairwoman and Chief Executive Officer of WP Engine, Inc., a private cloud content management services company, since October 2013, and served as its Chief Operating Officer from May 2013 to October 2013. From 2009 through May 2013, she served as Chief Operating Officer of Bazaarvoice, a market leader in commerce solutions. Prior to that, Ms. Brunner served as Senior Vice President of Bazaarvoice, Chief Executive Officer of Nuvo, a wholly owned subsidiary of Trilogy, and Chief Operating Officer for B-Side Entertainment, a privately funded entertainment technology company. Prior to that, she held a variety of other management roles at Coremetrics, Trilogy, Concero, Oracle and Accenture. Ms. Brunner holds a Bachelor’s Degree in International Economics from Trinity University.

Qualifications:
Ms. Brunner was nominated to serve on our Board because of her extensive experience in technology and innovation, and her strong skills in operations and client services. She has substantial executive and leadership experience, and her roles as CEO and COO at various companies has provided her expertise in the area of corporate governance.

Mark D. Gibson INDEPENDENT
Age: 66 Trust Manager since: 2020	Committees: Audit
Current Directorships •None Past Directorships •None in the past five years

Professional Experience and Education:
Mr. Gibson currently serves as Chief Executive Officer, Capital Markets, Americas of Jones Lang LaSalle, Inc., a real estate services and investment management firm. He previously served as Executive Managing Director, Vice Chairman and Chief Executive Officer of HFF, Inc. (formerly Holliday Fenoglio & Company and acquired by Jones Lang LaSalle in 2019) from 2014 to 2019, and he served as Director and Vice Chairman from 2006 to 2014. Prior to that, Mr. Gibson was a founding partner of HFF LP and served as the company’s Executive Managing Director from 2003 to 2006 and Co-Head, Dallas Office and Senior Vice President from 1993 to 2010. Mr. Gibson received his Bachelor of Business Administration from University of Texas at Austin.

Qualifications:
Mr. Gibson was nominated to serve on our Board because of his extensive experience in the real estate industry, having previously served as Chairman of both the Texas Real Estate Council of Dallas, as well as the UT Real Estate Finance and Investment Center. As Mr. Gibson is routinely involved in large-scale public company M&A activity, he has keen insight on business and strategic outlooks. He has considerable executive and leadership experience, and his position as CEO and Vice Chairman at a prior public company has provided him expertise in corporate governance.

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Scott S. Ingraham INDEPENDENT
Age: 71 Trust Manager since: 1998	Committees: Compensation Nominating, Corporate Governance, and Sustainability Executive
Current Directorships •Kilroy Realty, Inc. (office property REIT) Past Directorships •RealPage, Inc. (property management software) (2012 - 2021)

Professional Experience and Education:
Mr. Ingraham is the co-owner of Zuma Capital, a firm engaged in private equity and angel investing. He was the co- founder, Chairman and CEO of Rent.com, an Internet-based residential real estate site, from 1999 until 2005 when it was sold to eBay. Mr. Ingraham previously served as the President and CEO of Oasis Residential, Inc., a public apartment REIT, working there from 1992 until the company’s merger with Camden Property Trust in 1998. Prior to 1992, he worked in the areas of real estate finance, mortgage, and investment banking. Mr. Ingraham holds a Bachelor’s Degree in Business Administration from the University of Texas at Austin.

Qualifications:
Mr. Ingraham was nominated to serve on our Board because of his extensive financial, REIT, and commercial real estate knowledge. In addition, his experience in serving as both an executive and a director of other public and private companies has provided him with expertise in corporate governance.

Renu Khator INDEPENDENT
Age: 69 Trust Manager since: 2017	Committees: Compensation (Chair)
Current Directorships •The PNC Financial Services Group, Inc. Past Directorships •None in the past five years

Professional Experience and Education:
Dr. Khator has been Chancellor of the University of Houston System and President of the University of Houston since January 2008. She was Provost and Senior Vice President of the University of South Florida from 2003 through 2007. Prior to this date, she served in a variety of roles at the University of South Florida. Dr. Khator holds a Bachelor’s Degree in Liberal Arts from Kanpur University in India, a Master’s Degree in Political Science from Purdue University and a Ph.D in Political Science and Public Administration from Purdue University.

Qualifications:
Dr. Khator was nominated to serve on our Board because of her considerable experience in education and administration. She has strong skills in communication, international relations, and proven leadership ability. Her experience in serving as a director of several other governmental and private entities has provided her with expertise in corporate governance.

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D. Keith Oden
Age: 68 Trust Manager since: 1993	Committees: None
Current Directorships •None Past Directorships •None in the past five years

Professional Experience and Education:
Mr. Oden has been Executive Vice Chairman of the Board since July 2019, and a Trust Manager since 1993. Prior to his appointment as Executive Vice Chairman of the Board, he served as President of the Company from 1993 to 2019, as well as from December 2021 to April 2024. He co-founded Camden’s predecessor companies in 1982, and prior to that served as Director of Financial Planning at Century Development Corporation, and a Management Consultant with Deloitte, Haskins and Sells. Mr. Oden holds both a Bachelor’s Degree in Business Administration and an MBA from the University of Texas at Austin.

Qualifications:
Mr. Oden was nominated to serve on our Board because of his extensive financial and commercial real estate experience, and his knowledge of Camden as a co-founder and longtime Trust Manager. He has proven leadership ability and strong skills in corporate finance, capital markets, strategic planning, mergers and acquisitions, and other public company matters. In addition, Mr. Oden is a member of the Executive Council of the Center for Real Estate Finance at the University of Texas, serving as an advisor, guest lecturer, and panelist for the faculty and students pursuing their MBAs in real estate finance.

Frances Aldrich Sevilla-Sacasa INDEPENDENT
Age: 69 Trust Manager since: 2011	Committees: Nominating, Corporate Governance, and Sustainability (Chair)
Current Directorships
•Invitation Homes, Inc. (single-family home rental)
Past Directorships
•New Senior Investment Group (senior housing REIT) (2021)[1]
•Callon Petroleum Company or its predecessor (oil and gas exploration and development) (2019 - 2024)[2]
[1] Company was acquired in September 2021
[2] Company was acquired in April 2024

Professional Experience and Education:
Ms. Sevilla-Sacasa is a Private Investor and was CEO of Banco Itaú International, Miami, Florida, from April 2012 to December 2016. She served as Executive Advisor to the Dean of the University of Miami School of Business from August 2011 to March 2012, Interim Dean of the University of Miami School of Business from January 2011 to July 2011, President of U.S. Trust, Bank of America Private Wealth Management from July 2007 to December 2008, President and CEO of US Trust Company from early 2007 until June 2007, and President of US Trust Company from November 2005 until June 2007. She previously served in a variety of roles with Citigroup’s private banking business, including President of Latin America Private Banking, President of Europe Private Banking, and Head of International Trust Business. Ms. Sevilla-Sacasa holds a Bachelor of Arts Degree from the University of Miami and an MBA from the Thunderbird School of Global Management.
Qualifications:
Ms. Sevilla-Sacasa was nominated to serve on our Board because of her considerable experience in financial services, banking, and wealth management. In addition, her experience as a former President and CEO of a trust and wealth management company, and as a director of other corporate and not-for-profit boards has provided her with expertise in the area of corporate governance.

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Steven A. Webster INDEPENDENT
Age: 73 Trust Manager since: 1993	Committees: Compensation Nominating, Corporate Governance, and Sustainability
Current Directorships
•Oceaneering International, Inc. (subsea engineering)
Past Directorships
•ERA Group, Inc. (helicopter operations and leasing (2013-2020)
•Callon Petroleum Company or its predecessor (oil and gas exploration and development) (1993-2024)[1]
[1] Company was acquired in April 2024

Professional Experience and Education:
Throughout his business career, Mr. Webster has been active in both venture capital and later stage investing in energy and other industries. After founding Falcon Drilling Company in 1988, he led its initial public offering in 1995 and subsequent merger with Reading & Bates and Cliffs Drilling, to form one of the world’s leading offshore drilling companies (FLC:NYSE). He served as CEO through 1999 just prior to R&B Falcon’s acquisition by Transocean. Mr. Webster was also a co-founder of Carrizo Oil & Gas (CRZO/NASDAQ), Basic Energy Services (BAS/NYSE), Hercules Offshore (HERO/Nasdaq) and numerous privately-held companies in various industries. Following the sale of R&B Falcon, Mr. Webster joined DLJ Merchant Banking to build its private equity practice in the energy space. From 2005 - 2018, he joined other DLJ Merchant Banking principals to co-found and manage Avista Capital Partners (Avista), a private equity firm focusing on energy and healthcare. Through AEC Partners, a successor to Avista, and individually, Mr. Webster remains active in private equity investment in energy and other industries. Mr. Webster holds an MBA from Harvard Business School, and both a BSIM degree and an honorary Doctorate in Management from Purdue University.

Qualifications:
Mr. Webster was nominated to serve on our Board because of his extensive financial knowledge and executive experience from his tenure as CEO and/or director of a number of publicly traded companies. He has strong skills in corporate finance, capital markets, investments, mergers and acquisitions, and complex financial transactions. In addition, his experience as an officer and director of other corporate boards has provided him with expertise in the area of corporate governance.

Kelvin R. Westbrook INDEPENDENT
Age: 69 Trust Manager since: 2008 Lead Independent Trust Manager since: 2017	Committees: Executive
Current Directorships
•Archer-Daniels Midland Company (agribusiness-crop origination and transportation)
•T-Mobile USA, Inc. (mobile telecommunications)
•The Mosaic Company (agribusiness-crop nutrition)
Past Directorships
•None in the past five years

Professional Experience and Education:
Mr. Westbrook has been President and CEO of KRW Advisors, LLC, a privately-held company in the business of providing consulting and advisory services to telecommunications, media, and other industries, since 2007. Prior to that time, he served in a variety of roles at Millennium Digital Media Systems, LLC including Chairman, Chief Strategic Officer, President, and CEO. He previously was President and Chairman of LEB Communications, Inc., and Executive Vice President of Charter Communications. Prior to 1993, he was a Partner in the national law firm of Paul, Hastings, Janofsky & Walker. Mr. Westbrook holds a Bachelor of Arts Degree from University of Washington and a Juris Doctor Degree from Harvard University.

Qualifications:
Mr. Westbrook was nominated to serve on our Board because of his extensive legal, media, and marketing expertise. He has strong skills in law, corporate finance, mergers and acquisitions, and telecommunications, and substantial executive and leadership experience. In addition, through his service on the boards of directors and board committees of numerous other public companies and not-for-profit entities, Mr. Westbrook has gained in-depth knowledge and expertise in the area of corporate governance.

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BOARD COMPENSATION

We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers the significant amount of time Trust Managers expend in fulfilling their duties as well as the skill level required by members of the Board.
During 2024, we paid each independent Trust Manager who served during the year an annual fee of $80,000. A Trust Manager may elect to receive his or her annual fee in Camden shares. To the extent a Trust Manager elects to receive shares, the price used to determine the number of shares is two-thirds of our closing share price on the date the shares are issued (i.e., the value of the shares at the time of grant is 150% of the value of the cash the Trust Manager would have otherwise received). These shares will vest 25% on date of grant and 25% in each of the next three years, subject to accelerated vesting upon the Trust Manager reaching the age of 65 years. In addition, each independent Trust Manager who was elected or re-elected to the Board at the 2024 Annual Meeting received a fully-vested share award with a market value on the date of grant of approximately $110,000. Effective May 9, 2025, the annual equity award value will be increased to $120,000 to better align with the median of annual non-employee director equity award values provided by the peer group companies disclosed in the Compensation Discussion and Analysis section on page 34. In 2024, the following additional annual cash fees were paid:

Leadership Role	Amount Paid
Lead Independent Trust Manager	$35,000
Chair of the Audit Committee	30,000
Chair of the Compensation Committee	25,000
Chair of the Nominating, Corporate Governance, and Sustainability Committee	20,000
Member of the Audit Committee (other than the Chair)	12,500
Member of the Compensation Committee (other than the Chair)	10,000
Member of the Nominating, Corporate Governance, and Sustainability Committee (other than the Chair)	8,000
To better align with the median of the peer group cash fees, effective May 9, 2025 the annual cash fees to be paid to independent Trust Managers will be as follows:

Leadership Role	Amount Paid
Lead Independent Trust Manager	$40,000
Chair of the Audit Committee	30,000
Chair of the Compensation Committee	25,000
Chair of the Nominating, Corporate Governance, and Sustainability Committee	20,000
Member of the Audit Committee (other than the Chair)	12,500
Member of the Compensation Committee (other than the Chair)	10,000
Member of the Nominating, Corporate Governance, and Sustainability Committee (other than the Chair)	9,000

We also reimburse Trust Managers for travel and other expenses incurred in connection with their activities on Camden’s behalf.

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Cash fees for our Trust Managers are paid annually, in advance of the start of each annual term. Trust Managers may elect to defer payment of their cash compensation and/or share awards under our deferred compensation plan, the Camden Property Trust Non-Qualified Deferred Compensation Plan.

DIRECTOR COMPENSATION TABLE - FISCAL - 2024

The table below summarizes the compensation the Company paid to each independent Trust Manager for 2024:

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Total
Javier E. Benito	$12,500	$230,083	$242,583
Heather J. Brunner	30,000	230,083	260,083
Mark D. Gibson	12,500	230,083	242,583
Scott S. Ingraham	18,000	230,083	248,083
Renu Khator	25,000	230,083	255,083
Frances Aldrich Sevilla-Sacasa	20,000	230,083	250,083
Steven A. Webster	18,000	230,083	248,083
Kelvin R. Westbrook	35,000	230,083	265,083

(1)    Richard J. Campo, Chairman of the Board and CEO, and D. Keith Oden, Executive Vice Chairman of the Board, are not included in this table as they are employees and thus receive no additional compensation for their services as Trust Managers. The compensation received by Messrs. Campo and Oden as employees is shown in the Summary Compensation Table on page 44.

(2)    This column reflects the annual cash fees paid in 2024 to the independent Trust Managers and for service on Board committees as described above.
(3)    The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 2 to the audited consolidated financial statements for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Under Securities and Exchange Commission (“SEC”) rules, the value of share awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs, whereas cash awards are reported as compensation for the fiscal year in which the compensation is earned. Accordingly, the grant date fair value of share awards included in the table above is the grant date fair value of share awards granted in 2024.

On May 10, 2024, the date of our 2024 Annual Meeting, each independent Trust Manager who was re-elected to the Board received an annual fully vested share award with a grant date fair value of $110,035 (with the difference between that value and $110,000 due to rounding to a whole share). Also, each independent Trust Manager elected to receive, in lieu of the $80,000 annual cash fee for 2024, a share award of 150% of the annual cash fee, or $120,000. Accordingly, on May 10, 2024 each then current independent Trust Manager received an additional share award with a grant date value of $120,048 (with the difference between that value and $120,000 due to rounding to a whole share), which vested 25% on date of grant and will vest 25% in each of the next three years, subject to accelerated vesting upon the Trust Manager reaching the age of 65 years.

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As of December 31, 2024, none of the independent Trust Managers held any vested or unvested ordinary share options and such persons held the following numbers of unvested share awards, in each case related to shares granted to the independent Trust Manager in lieu of annual fees:

Name	Unvested Share Awards
Javier E. Benito	1,598
Heather J. Brunner	1,598
Mark D. Gibson *	—
Scott S. Ingraham *	—
Renu Khator *	—
Frances Aldrich Sevilla-Sacasa *	—
Steven A. Webster *	—
Kelvin R. Westbrook *	—

* As noted above, unvested equity awards granted to each Trust Manager vest in full at the time the Trust Manager reaches the age of 65 years. Each of these Trust Managers was at least 65 years of age as of December 31, 2024.

GOVERNANCE OF THE COMPANY
BOARD INDEPENDENCE

The Board believes the purpose of corporate governance is to ensure Camden maximizes shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance procedures it believes promotes this purpose, are sound, and represent best practices. The Board continually reviews these governance procedures, the rules and listing standards of the New York Stock Exchange (“NYSE”) and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board has ten members, each of whom has been nominated for reelection to the Board. To determine which of its members are independent, the Board used the independence standards adopted by the NYSE for companies listed on the NYSE and also considered whether a Trust Manager had any other past or present relationships with the Company which created conflicts of interest or the appearance of conflicts of interest. The Board determined no Trust Manager, other than Richard J. Campo and D. Keith Oden, each of whom is employed by the Company, has any material relationship with the Company under the NYSE standards. As a result, the Company has a majority of independent Trust Managers on its Board as required by the listing requirements of the NYSE.
BOARD LEADERSHIP STRUCTURE

The Nominating, Corporate Governance, and Sustainability Committee seeks to maintain a Board that as a whole possesses the objectivity and the mix of skills and experience to provide comprehensive and effective oversight of Camden’s strategic, operational, and compliance risks.

The Board is comprised of members with varying professional backgrounds. Of the eight independent Trust Managers nominated for election at the Annual Meeting, three are currently serving or have served as a CEO and/or chair of the board of public companies. With respect to the Company’s five other independent Trust Manager nominees, one was the founder and has been the CEO or senior executive of large media companies,

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one has been a senior executive of an international financial institution and has been the dean of a large public school of business administration, one was a senior executive of an international restaurant corporation operating under numerous consumer brands, one is the CEO and Chairwoman of a privately held technology company, and one is the Chancellor of a large public university system. Accordingly, we believe all of Camden’s independent Trust Manager nominees have demonstrated leadership in large enterprises and are familiar with board processes. For additional information about the backgrounds and qualifications of the Trust Manager nominees, see the discussion starting on page 8.

The Board currently has three committees comprised solely of independent Trust Managers, with each having a separate chair responsible for directing the work of the applicable committee in fulfilling these responsibilities:

Audit	Nominating, Corporate Governance, and Sustainability	Compensation
Oversees the accounting and financial reporting processes as well as legal, compliance, and risk management matters	Is responsible for Company succession planning and monitors Board performance, corporate responsibility best practices, and the composition of the Board and its committees	Oversees the annual performance evaluation of the Company’s Chairman of the Board and CEO, Executive Vice Chairman of the Board, and the other NEOs

CEO and Chairman of the Board. In accordance with the Company’s Bylaws and Guidelines on Governance, the Board is responsible for selecting the CEO and the Chairman of the Board. The Company’s Bylaws provide the Board will annually select the Chairman of the Board based upon such criteria as the Nominating, Corporate Governance, and Sustainability Committee of the Board recommends and the Trust Managers believe to be in the best interests of the Company at a given point in time, and this process will include consideration of whether the roles of Chairman of the Board and CEO should be combined or separated based upon the Company’s needs and the strengths and talents of our executives at any given time.
Since the Company’s IPO in 1993, Camden’s Chairman of the Board has also served as its CEO. Over this period, Mr. Campo has held both of these positions, and Mr. Oden has served either as President and/or Executive Vice Chairman of the Board, and in each position has responsibility for the management of Camden’s operations. Messrs. Campo and Oden are Camden’s co-founders and have partnered to lead Camden’s growth and success. Having Mr. Campo serve as both Chairman of the Board and CEO has eliminated the potential for confusion or duplicated efforts. To ensure robust independent leadership on the Board, the Company’s Guidelines on Governance require the appointment of a Lead Independent Trust Manager to facilitate the Board’s independent oversight of management, promote communication between management and the Board, and support the Board’s consideration of key governance matters. The Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of the Board by giving primary responsibility for the operational leadership and strategic direction of the Company to the Chairman and Chief Executive Officer, while enabling the Lead Independent Trust Manager to facilitate the Board’s independent oversight of management, promote communication between management and the Board, and support our Board’s consideration of key governance matters.
Lead Independent Trust Manager. The Lead Independent Trust Manager is elected annually by our independent Trust Managers. The Board’s independent Trust Managers have elected Kelvin R. Westbrook as Lead Independent Trust Manager. In his role, Mr. Westbrook leverages his deep understanding of our business to identify key risks and mitigation approaches, with authority to require Board consideration and approval of these risk matters. The Lead Independent Trust Manager also regularly reviews the Company’s corporate governance framework based on shareholder feedback, results from the annual shareholder meeting, the Board and committees’ annual assessments, governance best practices, and regulatory developments to ensure the Board has the authority and practices in place to review and evaluate the Company’s business operations and to make decisions independent of management. This framework establishes the practices the Board follows with respect to, among other things, Board and committee composition and member selection,

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Board meetings and involvement of senior management, Trust Manager compensation, CEO performance evaluation, and management succession planning.
Lead Independent Trust Manager Responsibilities. Under the Company’s Guidelines on Governance, the Lead Independent Trust Manager has the following specific responsibilities, which we believe are consistent with generally accepted requirements for a “countervailing governance structure: when a company does not have an independent board chairman”:
•presiding at all meetings of the Board, including executive sessions of the independent Trust Managers, at which the Chairman of the Board is not present;
•convening, developing the agenda for, and presiding at executive sessions of the independent Trust Managers, and taking the lead role in communicating to the Chairman of the Board any feedback, as appropriate;
•assisting in the recruitment of Board candidates;
•serving as principal liaison between the independent Trust Managers and the Chairman of the Board;
•communicating with Trust Managers between meetings when appropriate;
•consulting with the Chairman of the Board regarding the information, agenda, and schedules of the meetings of the Board;
•monitoring the quality, quantity, and timeliness of information sent to the Board;
•working with committee chairs to ensure committee work is conducted at the committee level and reported to the Board;
•facilitating the Board’s approval of the number and frequency of Board meetings, as well as meeting schedules to assure there is sufficient time for discussion of all agenda items;
•recommending to the Chairman of the Board the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;
•being available, when appropriate, for consultation and direct communication with shareholders and other external constituencies, as needed; and
•serving as a contact for shareholders wishing to communicate with the Board other than through the Chairman of the Board.
We believe, in addition to fulfilling the Lead Independent Trust Manager responsibilities, the Trust Managers who have served as Lead Independent Trust Manager have made valuable contributions to the Company. The following have been among the most important contributions of the Lead Independent Trust Manager:
•monitoring the performance of the Board and developing a high-performing Board by helping the Trust Managers reach consensus, keeping the Board focused on strategic decisions, taking steps to ensure all the Trust Managers are contributing to the work of the Board, and coordinating the work of the Board committees;
•developing a productive relationship with the Chairman of the Board/CEO and ensuring effective communication between the Chairman of the Board/CEO and the Board; and
•supporting effective shareholder communications.
As part of the review of Camden’s corporate governance and succession planning, the Board (led by the Nominating, Corporate Governance, and Sustainability Committee) annually evaluates the Board leadership structure to ensure it remains the optimal structure for Camden and its shareholders.

Board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. Our CEO serves as Chairman of the Board but the Board committees (other than the Executive Committee) are composed of and chaired solely by independent Trust Managers. In addition, our Lead Independent Trust Manager assumes specified

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responsibilities on behalf of the independent Trust Managers. We believe this is the optimal board leadership structure for Camden and our shareholders.

BOARD COMMITTEES

The following table identifies each committee of the Board, its members, its key functions, and the number of meetings held during 2024. Each member of the Audit, Compensation, and Nominating, Corporate Governance, and Sustainability Committees satisfies the applicable independence requirements of applicable law, the SEC, and the NYSE. Each committee reviews its respective written charter on an annual basis.

	Audit Committee	No. of meetings in 2024: 5
Members Heather J. Brunner (chair) Javier E. Benito Mark D. Gibson
Key Responsibilities
● Oversee the integrity of the Company’s consolidated financial statements and its compliance with legal and regulatory requirements;
● Supervise the Company’s internal audit function;
● Oversee the independent registered public accounting firm’s qualifications, independence, and performance;
● Appoint and replace the independent registered public accounting firm, approve the engagement fee of such firm, and pre-approve audit services and any permitted non-audit services;
● Oversee the performance of cybersecurity and privacy programs;
● Oversee the Company’s anti-trust compliance efforts;
● Oversee risk assessment and risk management guidelines; and
● Review, as it deems appropriate, the adequacy of the Company’s systems of disclosure controls and internal controls regarding financial reporting and accounting.
Financial Expertise
Ms. Brunner and Messrs. Benito and Gibson is each an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K, based on their expertise in accounting and financial management.
Charter - Last amended February 20, 2025
Report - The Audit Committee Report is set forth beginning on page 58

Nominating, Corporate Governance, and Sustainability Committee		No. of meetings in 2024: 1
Members Frances Aldrich Sevilla-Sacasa (chair) Scott S. Ingraham Steven A. Webster
Key Responsibilities
● Recommend new Trust Managers to fill vacancies on the Company’s Board;
● Select the Trust Manager nominees for election or re-election at meetings of shareholders;
● Ensure the Board and management are appropriately constituted to meet their fiduciary obligations to the Company’s shareholders and the Company;
● Develop and implement policies and processes regarding corporate governance matters, including the review, approval, or ratification of any transactions between the Company and any Trust Manager or executive officer; and
● Oversee the programs and initiatives in place supporting the Company’s corporate responsibility efforts.
Charter - Last amended February 20, 2025

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	Compensation Committee	No. of meetings in 2024: 2
Members Renu Khator (chair) Scott S. Ingraham Steven A. Webster
Key Responsibilities
● Establish the Company’s general compensation philosophy and oversee the Company’s compensation programs and practices;
● Review and approve corporate goals and objectives relevant to the compensation of NEOs, evaluate annually the performance of the NEOs in light of the goals and objectives, and determine the compensation level of each NEO based on this evaluation;
● Review and approve any employment, severance, and termination agreements or arrangements to be made with any NEO; and
● Oversee the administration of the Company’s Policy Regarding the Recoupment of Certain Compensation Payments (or clawback policy).

Charter - Last amended October 25, 2023
Report - The Compensation Committee Report is set forth beginning on page 29

	Executive Committee	No. of meetings in 2024: none
Members Richard J. Campo (chair) Scott S. Ingraham Kelvin R. Westbrook
Key Responsibilities
● Approve the acquisition and disposal of investments and the execution of contracts and agreements, including those related to the borrowing of money, in instances where a full Board meeting is not possible or practical; and
● Exercise all other powers of the Trust Managers in instances where a full Board meeting is not possible or practical, except for those which require action by all Trust Managers or the independent Trust Managers under the Company’s declaration of trust or Bylaws or under applicable law.

Meetings and Attendance. The Board met five times in 2024. All of the Trust Managers attended 80% or more of meetings of the Board and the committees on which they served during 2024. We encourage all of our Trust Managers standing for reelection to attend the Annual Meeting of shareholders and each of our Trust Managers standing for reelection were present at last year’s Annual Meeting.

Pursuant to the Company’s Guidelines on Governance, our independent Trust Managers have regularly scheduled executive sessions in which they meet without the presence of management or employee Trust Managers. These executive sessions typically occur before or after each regularly scheduled meeting of the Board. Any independent Trust Manager may request an additional executive session to be scheduled.

BOARD OVERSIGHT OF RISK

Board Responsibilities. A central focus for our Board is oversight of our corporate strategy and management’s execution of such strategy. The Board believes this is a continuous process which requires regular attention from the full Board as well as each Board committee. This ongoing effort involves the oversight by the Board of strategic risks to the Company and focuses the Board on the Company’s operational and financial performance over the short, intermediate, and long term. Management regularly provides updates on risk management to the Audit Committee and the entire Board, and the Board regularly discusses the most significant market, credit, liquidity, and operational risks the Company is facing.

Although the entire Board is actively involved in overseeing risk management, the Audit Committee charter provides for the Audit Committee to ensure the Company has an internal audit department to provide management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal control and discuss with management guidelines and policies to govern the process by which risk assessment and risk management is handled, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition, each of the Board committees considers the risks within its area of responsibilities. For example, the Compensation Committee considers the risks which may be associated with the Company’s executive compensation programs and the Nominating, Corporate Governance, and Sustainability Committee oversees the Company’s corporate responsibility philosophy and the development, implementation, and maintenance of the Company’s

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corporate responsibility initiatives, and the Audit Committee oversees the performance of the Company’s data security, privacy, and anti-trust compliance programs.

Management Responsibilities: The Board relies upon senior management to supervise risk management activities within the Company. Senior management is responsible for developing a continuously improving culture of risk-aware practices to identify and manage the appropriate level of risk in pursuit of the Company’s business objectives. Senior management is supported by the Company’s compliance organization led by the Chief Compliance Officer (who is also the Company’s President and Chief Financial Officer, who reports to the Executive Vice Chairman of the Board), internal audit and external audit reviews, and the Company’s legal department, all of whom meet quarterly with the Audit Committee without other members of management present to report on these and other matters affecting the Company’s systems of disclosure controls and procedures.

At least quarterly, the Board or its committees engage with senior management and other members of management as well as subject matter experts from across the Company on risk as part of broad strategic and operational discussions, as well as on a risk-by-risk basis, to drive the identification, prioritization, and mitigation of the Company’s most significant risks. During 2024, the Board reviewed an overview of the Company's Accounting and Financial Reporting Departments, received a comprehensive account of the Company's real property acquisitions, dispositions, and development processes; received a detailed evaluation of certain litigation threats impacting the Company; and received updates on the resilience and security of the Company’s information technology systems, among other matters. Enhanced oversight standards are utilized based on the immediacy of the risk assessed. For example, as all enterprises currently face information, technology, and cybersecurity risk, our Chief Information Officer (“CIO”) reports quarterly to the Audit Committee regarding cybersecurity matters, which include emerging cybersecurity threats and the risk landscape, updates on our cybersecurity program and related readiness, resiliency, and response efforts. In addition, the full Board receives: (i) a comprehensive briefing on cybersecurity matters impacting the Company from our CIO on no less than an annual basis; and (ii) quarterly cybersecurity updates from the Chairwoman of the Audit Committee addressing the matters detailed to the Audit Committee by our CIO in their quarterly meetings. The Board and its committees and management may consult with outside advisors and experts to anticipate future threats and trends. Additionally, our dedicated information technology cybersecurity team undertakes regular robust cybersecurity training to increase cybersecurity awareness, internal expertise, and readiness efforts, and develop and implement processes to oversee and identify risk from cybersecurity threats associated with our use of third-party service providers. We install and regularly update antivirus software on all Company-managed systems and workstations in an effort to detect and prevent malicious code. We conduct ongoing security breach and phishing simulations to raise awareness of various critical security threats. Periodically, we run tabletop exercises involving members of the Company’s management team intended to simulate a response to a cybersecurity incident and use the findings to improve our policies and procedures. In addition to these procedures we have in place, we also maintain cybersecurity insurance to cover certain losses and damages caused by a cybersecurity incident. All third-party service providers or vendors utilized as part of the Company’s cybersecurity framework are required to comply with our policies regarding non-public personal information and information security. To date, the Company has not experienced material cybersecurity incidents nor is it aware of any of its third-party outside service providers experiencing such an incident, and we do not believe risks from cybersecurity threats have materially affected or are reasonably likely to materially affect the Company, including its business strategy, results of operations, or financial condition.

Human Capital Management Oversight

The Board, through the Nominating, Corporate Governance, and Sustainability Committee, plays an active role in overseeing the Company’s human capital management, culture, and talent development initiatives to better support our workforce. The Board and management strive to foster an open and collaborative environment for all employees and believe the Company’s corporate initiatives support this vision. The Board’s oversight activities in this area include, but are not limited to, the review of CEO and executive officer succession

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planning, and review of Company employee metrics. See “Proxy Summary - Corporate Responsibility Highlights” on page 6 for summary of current initiatives.

Corporate Responsibility Oversight

In recognition of the importance of corporate responsibility, including minimizing Camden’s environmental impact and maximizing our positive corporate social responsibility, in 2023, the Board elevated oversight responsibilities for these matters to the Nominating, Corporate Governance, and Sustainability Committee of the Board. Camden has also established a corporate sustainability council which is comprised of senior executive leaders throughout the Company and overseen by the Nominating, Corporate Governance, and Sustainability Committee, which is responsible for developing strategies and policies, as well as managing programs and activities related to sustainability and corporate responsibility matters. The Nominating, Corporate Governance, and Sustainability Committee and the Board receive periodic updates regarding strategy, performance metrics, initiatives and related results. Together with our Board, the Company is committed to creating value and making a positive and lasting impact for our employees, customers, shareholders, and community. We issue an annual Corporate Responsibility Report, which outlines the programs and initiatives in place supporting corporate responsibility matters, as well as the work we are doing to drive meaningful change socially, economically, and environmentally. In our Corporate Responsibility Report, we cover a broad range of topics, including actions we have taken to: create a supportive and ethical culture for our employees; invest in and care for our communities; protect the security of our and our residents’ data; increase our engagement and alignment with our shareholders; operate in an environmentally responsible manner; and support our employees and customers. See “Proxy Summary - Corporate Responsibility Highlights” on page 6 for a summary of current initiatives.

To learn more about Camden’s corporate responsibility efforts, we encourage you to review the full version of our Corporate Responsibility Report, which can be found on the Investors’ section of our website, www.camdenliving.com.

ADDITIONAL GOVERNANCE MATTERS

Guidelines on Governance and Codes of Ethics

The Board has adopted Guidelines on Governance to address significant corporate governance issues, which guidelines are available on the Investors’ section of the Company’s website at www.camdenliving.com. These guidelines provide a framework for Camden’s corporate governance initiatives and cover a variety of topics, including the role of the Board, Board selection and composition, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions, and share ownership requirements for certain officers of the Company. The Nominating, Corporate Governance, and Sustainability Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.
The Board has also adopted a Code of Business Conduct and Ethics, which is designed to help management, Trust Managers, and employees resolve ethical issues in an increasingly complex business environment, which is available on the Investors’ section of the Company’s website at www.camdenliving.com. It covers topics such as reporting unethical or illegal behavior, compliance with law, share trading, conflicts of interest, fair dealing, protection of Camden’s assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences, and obtaining assistance to help resolve ethical issues. Camden has also adopted a Code of Ethical Conduct for Senior Financial Officers, which is applicable to Camden’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions.

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Communication with the Board

Any shareholder or interested party who wishes to communicate with the Board or any specific Trust Manager, including independent Trust Managers, may write to: Lead Independent Trust Manager, Camden Property Trust, 11 Greenway Plaza, Suite 2400, Houston, Texas 77046. Depending on the subject matter, the Lead Independent Trust Manager will:

●    forward the communication to the Trust Manager or Trust Managers to whom it is addressed (for example, if the communication received deals with questions, concerns, or complaints regarding compensation, it will be forwarded to the chair of the Compensation Committee for review);
●    forward to management if appropriate (for example, if the communication is a request for information about Camden or its operations, or it is a share-related matter which does not appear to require direct attention by the Board or an individual Trust Manager); or
●    not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
At each meeting of the Board, the Lead Independent Trust Manager will present a summary of all material communications received since the last meeting of the Board and will make those communications available to any Trust Manager on request.
Share Ownership Guidelines

The Board has adopted a robust share ownership policy for Trust Managers and certain senior officers. The current share ownership policy for non-employee Trust Managers provides for a minimum beneficial ownership target of the Company’s common shares with a market value of at least five times the then-current annual cash fee within five years of joining the Board. The current share ownership policy for senior officers provides for a minimum beneficial ownership target of the Company’s common shares, achieved with the lesser of a multiple of base salary or number of shares, within five years of becoming a senior officer, as follows:

Senior Officers	Annual Base Salary Multiple	Number of Shares
CEO and Executive Vice Chairman of the Board	6 times	40,500
President and Executive Vice Presidents	4 times	22,900
Senior Vice Presidents	3 times	13,200

The following forms of ownership are considered ownership of Company common shares for purposes of our current share ownership policy: common shares, restricted share awards, and restricted share units.

Each non-employee Trust Manager and senior officer is currently in compliance with the applicable ownership target guidelines, within the applicable time frame.
Short Selling and Hedging and Pledging Policies

The Company’s Insider Trading Policy provides Trust Managers and officers may not make “short sales” of any equity security of the Company. Short sales are defined as sales of securities the seller does not own at the time of the sale, or, if owned, securities that will not be delivered for a period longer than twenty days after

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the sale. In addition, Trust Managers and officers may not engage in transactions in derivatives of the Company’s equity securities, including hedging transactions. The Company’s Insider Trading Policy also generally discourages Trust Managers and officers from holding securities in a margin account as collateral or pledging securities as collateral for a loan.

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PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

✓	The Board recommends you vote FOR approval of the advisory vote on executive compensation.

In accordance with SEC rules, shareholders are being asked to approve, on an advisory or nonbinding basis, the compensation of the Company’s NEOs as disclosed in this proxy statement. As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain executives who have the motivation, experience, and skills necessary to lead the Company effectively. Under these programs, as more fully described in the Compensation and Discussion Analysis, the NEOs are rewarded for the achievement of specific annual, long-term, and strategic goals.

The Compensation Committee continually reviews the compensation programs for our NEOs to help ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. As a result of its review process, the Compensation Committee:
●    provides a significant portion of each executive’s compensation as variable compensation through bonuses which are awarded based the on the achievement of pre-established performance goals; and
●    generally provides more than half of each executive's total compensation in the form of long-term equity based awards to more closely align the interests of the Company’s executives with those of its shareholders and to maximize retention through multi-year vesting schedules.
In addition, we are committed to good corporate governance to promote the long-term interests of shareholders. We have an independent Compensation Committee that has retained an independent compensation consultant, and we have adopted hedging, pledging, and clawback policies, and share ownership guidelines for our NEOs.
Advisory Resolution. The Company is asking shareholders to indicate their support for its NEO compensation program as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies, and practices described in this proxy statement. Accordingly, the Company will ask its shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, the Company’s shareholders APPROVE, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the 2024 Summary Compensation Table and the other related executive compensation tables, and the narrative discussions that accompany the executive compensation tables.”
Voting Standard. The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the meeting. This vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board, and will not be construed as overruling a decision by,

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or creating or implying an additional duty for, the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, the Company will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Company currently conducts annual advisory votes on executive compensation and expects to conduct the next advisory vote at the Company’s 2026 Annual Meeting of shareholders.

EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
There are no family relationships among any of the Trust Managers or executive officers. No executive officer was selected as a result of any arrangement or understanding between that executive office and any other person. All executive officers are elected annually by, and serve at the discretion of, the Board.

The Company's current executive officers and their ages, current positions and recent business experience (all of which was with Camden) are as follows:

Name	Age	Position
Richard J. Campo	70	Chairman of the Board and CEO (May 1993 - present)
D. Keith Oden	68	Executive Vice Chairman of the Board (April 2024 - present, July 2019 - December 2021); Executive Vice Chairman of the Board and President (December 2021 - April 2024); President (March 2008 - July 2019)
Alexander J. Jessett	50
President, Chief Financial Officer, and Assistant Secretary (April 2024 - Present, Executive Vice President - Chief Financial Officer, and Assistant Secretary (December 2021 - April 2024); Executive Vice President - Finance, Chief Financial Officer, and Assistant Secretary (March 2020 - December 2021); Executive Vice President-Finance, Chief Financial Officer, Treasurer, and Assistant Secretary (December 2014 - March 2020); Senior Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary (May 2013 - December 2014)

Laurie A. Baker	60	Executive Vice President - Chief Operating Officer (December 2021 - present); Executive Vice President - Operations (April 2019 - December 2021); Senior Vice President - Fund and Asset Management (February 2012 - April 2019)

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee:

Renu Khator, Chair
Scott Ingraham
Steven A. Webster

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Compensation Committee Interlocks and Insider Participation

During 2024, the Compensation Committee consisted of Renu Khator, Scott Ingraham, and Steven A. Webster. None of these persons are an employee or officer of the Company nor has any relationship or affiliation with the Company requiring disclosure by the Company under SEC rules requiring disclosure of certain relationships and related person transactions. None of the Company’s executive officers served as a director or as a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during 2024.

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

This Compensation Discussion and Analysis describes the key principles and factors underlying our executive compensation policies for 2024 for the Company’s NEOs, who were:

Name	Position
Richard J. Campo	Chairman of the Board and CEO
D. Keith Oden [1]	Executive Vice Chairman of the Board
Alexander J. Jessett [1]	President and Chief Financial Officer
Laurie A. Baker	Executive Vice President - Chief Operating Officer
William W. Sengelmann [2]	Former Executive Vice President - Real Estate Investments
1 On April 17, 2024, the Board of Trust Managers appointed D. Keith Oden from Executive Vice Chairman of the Board and President to Executive Vice Chairman of the Board, and Alexander J. Jessett from Executive Vice President-Chief Financial Officer to President and Chief Financial Officer.

2 On October 1, 2024, William B. Sengelmann retired as Executive Vice President-Real Estate Investments.

Our shareholders approved the Company’s executive compensation program at the 2024 Annual Meeting of shareholders by an approximate 91% affirmative vote. Based on this high level of support, the Compensation Committee did not change its general approach to executive compensation for 2024. The Compensation Committee will continue to consider the outcomes of our advisory say-on-pay proposals when making future compensation decisions for the NEOs.
PAY FOR PERFORMANCE

At Camden, both the Board and our management team believe consistently strong operating results equate to long-term shareholder value creation. For 2024, a very significant portion of total compensation for Mr. Campo and our other NEOs, as reported in the Summary Compensation Table (page 44), was not guaranteed but was tied directly to performance and/or the value of our shares, as depicted in the following pay mix charts.

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(1) Includes a one-time cash lump sum payment of $2.2 million to Mr. Sengelmann pursuant to his separation and release agreement.

Key Executive Compensation Performance Metrics of Achievement

It is our goal to set challenging, yet achievable, goals for our management team. The key performance metric achievements used to determine the performance award component of executive compensation for our NEOs for 2024 are listed below.

Core FFO Per Share (1) (2)	Same Property NOI Growth (1)(2)	Net Debt/Adjusted EBITDAre (1) (2)	Weighted Average Yields on Stabilized Developments (2)
$6.85 per share	1.1%	3.90 x	5.78%
ahead of midpoint of guidance range of $6.59 to $6.89 per share	ahead of midpoint of guidance range of (1.50%) to 1.50%	better than target of 4.75 x	above our targeted proforma

In addition to the key performance metrics discussed above, for Ms. Baker individual goals were established based on her individual business function, leadership, and the Company’s strategic goals and initiatives, and the achievement of these goals was part of the determination of her annual bonus as discussed below under “Elements of Total Annual Direct Compensation-Annual Incentives-Annual Bonus.” Individual goals were not established for Messrs. Campo, Oden, or Jessett given their responsibility for the overall operations and performance of the Company.
1 A reconciliation of net income attributable to common shareholders to FFO and Core FFO, of diluted EPS to FFO and Core FFO per diluted share, of net income to NOI and same property net operating income, and of net income to Adjusted EBITDAre for the year ended December 31, 2024 is contained in Appendix A of this proxy statement.

2 We consider Core FFO per share to be a key metric used in determining the CEO’s and other NEOs performance bonus. We consider Core FFO to be a helpful measure of operating performance as it excludes not only depreciation expense of real estate assets, but it also

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excludes certain items which, by nature, are not comparable period over period and therefore tend to obscure actual operating performance.

Same Property NOI growth illustrates our ability to grow in current markets. Management considers property NOI to be an appropriate supplemental measure of operating performance because it reflects the operating performance of our communities without an allocation of corporate level property management overhead or general and administrative costs.

In an effort to maintain appropriate and manageable levels of debt, the Company utilizes the Net Debt/Adjusted EBITDAre Ratio as a key metric. The Company considers Adjusted EBITDAre to be an appropriate supplemental measure of operating performance because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions.

We continually assess our properties and future growth opportunities. The performance of our individual properties is extremely important. As such, weighted average yields from stabilized acquisitions/developments are a key metric.

COMPANY’S COMPENSATION PHILOSOPHY

The Company’s compensation program objectives are designed to:

Support the Company’s business strategy and business plan by clearly communicating what is expected of NEOs with respect to goals and results and by rewarding achievement	Attract, motivate, and retain NEOs who have the motivation, experience, and skills necessary to lead the Company effectively and deliver on the Company’s profitability, growth, and total return to shareholder objectives	Link management’s success in enhancing long-term shareholder value, given market conditions, with executive compensation

Mix of Compensation Elements. When setting compensation, the Compensation Committee seeks to achieve a balance between:

●    Fixed and variable pay;
●    Short-term and long-term pay; and
●    Cash and equity.
As highlighted above, the mix of executive compensation elements for the NEOs is heavily weighted towards variable and equity based compensation to align compensation with performance and the creation of shareholder value. In awarding annual incentive compensation, the Compensation Committee sets financial and operating performance goals at the corporate level while considering individual performance assessments.
Determination of Compensation

Compensation Committee. Our executive compensation program is administered under the direction of the Compensation Committee of the Board. The Compensation Committee determines the compensation, including related terms of employment agreements, for each of the NEOs.

The Compensation Committee meets outside of the presence of management to discuss compensation decisions and matters relating to the development and implementation of executive compensation programs.
Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Compensation Committee are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as analysis and input from, and comparable peer data provided by, the Compensation Committee’s independent compensation consultant.

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Executive Officer Roles in Setting Compensation. Messrs. Campo and Oden make recommendations to the Compensation Committee based on the compensation philosophy and objectives set by the Compensation Committee as well as current business conditions. More specifically, for each NEO, Messrs. Campo and Oden review competitive market data and recommend to the Compensation Committee performance measures and target goals for use under the Company’s annual bonus program, in each case for the review, discussion, and approval of the Compensation Committee. For each NEO other than themselves, Messrs. Campo and Oden also review the rationale and guidelines for compensation and annual share awards for the review, discussion, and approval of the Compensation Committee. Messrs. Campo and Oden may attend meetings of the Compensation Committee at the request of the Compensation Committee chair, but do not attend executive sessions and do not participate in any Compensation Committee discussions relating to the final determination of their own compensation.

Competitive Considerations. Salaries, annual bonus levels, and long-term incentive award grant levels for the NEOs are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:

●    the nature and responsibility of the executive’s position;
●    the impact, contribution, expertise, and experience of the individual NEO;
●    the importance of retaining the individual along with the competitiveness of the market for the individual NEO’s talent and services;
●    internal equity relative to compensation among the NEOs and external equity relative to compensation of executives in similar positions with the peer group companies discussed below; and
●    the recommendations of Messrs. Campo and Oden (as to the other NEOs).
Camden operates and recruits talent across diverse markets and makes each compensation decision in the context of the particular situation, including the individual’s specific roles, responsibilities, qualifications, and experience. The Compensation Committee takes into account information about the competitive market for executive talent, but because individual roles and experience levels vary among companies and NEOs, the Compensation Committee believes reviewing external compensation should be only one of a variety of factors for establishing compensation. Therefore, the Compensation Committee generally reviews information regarding competitive conditions from a variety of sources in making compensation decisions. These sources include reports of the Compensation Committee’s outside compensation consultant, CBIZ Talent and Compensation Solutions (“CBIZ”), industry studies and compensation surveys, and publicly available information regarding a peer group of public REITs listed and discussed below. In reviewing these studies and surveys, the Compensation Committee considers aggregate information only and does not focus on any particular company within these studies and surveys (other than the peer companies specified below).

Compensation Consultant. The Compensation Committee retained CBIZ, a consulting firm specializing in executive compensation and corporate governance, to provide advice on Camden’s executive compensation program for 2024. Neither CBIZ nor any of its affiliates provided any services to Camden or any of its affiliates during 2024 except for the executive compensation consulting services provided to the Compensation Committee. In 2024, CBIZ’s services included advising the Compensation Committee with regards to the following: (i) Company goal setting; (ii) determining the membership of the Company’s 2024 peer group, as described below; and (iii) the amount and form of compensation for the NEOs, as described below. The Compensation Committee has assessed the independence of CBIZ and believes its engagement of CBIZ raises no conflicts of interest with the Company or any of its Board members or executive officers.

Peer Group. The Compensation Committee, with the advice of CBIZ, selected the companies identified in the chart below to make up the Company’s peer group considered by the Compensation Committee in making its executive compensation decisions for 2024, including salary and target bonus levels. The Compensation Committee selected these companies because they were public REITs the Compensation Committee considered to be similar to the Company when taking the following factors into account (in the aggregate,

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with no one factor being determinative): engaged in business in the same or similar markets as Camden, revenue, market capitalization, target markets, asset quality, financial and organization structures, and companies which potentially compete with Camden for executive talent.

Camden Property Trust 2024 Peer Group
American Homes 4 Rent	Gaming & Leisure Properties, Inc.
AvalonBay Communities, Inc.	Invitation Homes, Inc.
Brixmor Property Group, Inc.	Kimco Realty Corporation
CubeSmart	Mid-America Apartment Communities, Inc.
Douglas Emmett, Inc.	NNN REIT, Inc.
Equity LifeStyle Properties, Inc.	Sun Communities, Inc.
Equity Residential	The Macerich Company
Essex Property Trust, Inc.	UDR, Inc.
Federal Realty Investment Trust	Uniti Group Inc.
The peer group for 2024 was the same as the prior year except Duke Realty Corporation was removed because it was sold in 2024, and American Homes 4 Rent and Douglas Emmett, Inc. were added because of real estate industry operational focus and strong financial correlation. NNN REIT, Inc. was formerly known as National Retail Properties, Inc.

ELEMENTS OF TOTAL ANNUAL DIRECT COMPENSATION

For the NEOs, we believe equity and performance-based compensation should be a higher percentage of total compensation than for other officers of the Company. We believe equity and performance-based compensation should be tied to achievement of strategic and financial goals and building long-term shareholder value. The performance of the NEOs has a strong and direct impact in achieving these goals.
In making decisions with respect to any element of a NEO’s compensation, the Compensation Committee considers the total compensation which may be awarded to such officer, including salary, annual bonus, performance awards, and long-term incentive compensation. The Compensation Committee’s goal is to award compensation which is reasonable in relation to its compensation philosophy when all elements of potential compensation as further described below are considered.

Compensation Element	Purpose
Base Salary	Attract and retain high-performing leaders with a competitive level of fixed compensation that reflects responsibilities, experience, value to the Company, and demonstrated performance.
Annual Incentives	Motivate executives to achieve financial and non-financial key performance objectives.
Long-Term Incentive Compensation	Align the interests of executives with shareholders by tying award values to long-term Company performance, while promoting retention and stability among the management team.
Base Salary

In reviewing and adjusting the base salary levels for the NEOs, the Compensation Committee considers the factors discussed on page 33 under Competitive Considerations. Merit-based increases in base salary may also be awar

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ded to the NEOs from time to time based on the achievement of Company-wide goals and individual goals which relate to their respective areas of responsibility.
2024 Increases. The Compensation Committee increased each NEO’s base salary for 2024 by 3%. The Compensation Committee determined these increases were reasonable based on its review of salary levels for similar positions in the peer group of companies in order to maintain competitive salary levels for the NEOs. The following table provides the 2023 and 2024 salaries for each NEO.

Named Executive Officer	2023 Salary	2024 Salary	% Change
Richard J. Campo	$721,000	$742,630	3.0%
D. Keith Oden	721,000	742,630	3.0%
Alexander J. Jessett	609,479	627,763	3.0%
Laurie A. Baker	550,805	567,329	3.0%
William W. Sengelmann	527,454	543,277	3.0%
Annual Incentives

Annual Bonus. The Compensation Committee establishes a target annual bonus, as a percentage of base salary, for each NEO. The 2024 target bonus percentage for each of Messrs. Campo and Oden was 400%, for Mr. Jessett was 325%, and for each of the other NEOs was 250%. In determining the target bonus for each NEO, the Compensation Committee takes into account the factors discussed on page 33 under Competitive Considerations. The maximum bonus that may be awarded to a NEO is currently 175% of the Executive’s target bonus.

To more fully tie compensation to long-term performance, NEOs may elect to receive up to 50% of their annual bonuses in Camden shares. To the extent a NEO elects to receive shares, the price used to determine the number of shares is two-thirds of our closing share price on the date the shares are issued (i.e., the value of the shares at the time of grant is 150% of the cash portion of the annual bonus the NEO would have otherwise received in cash). Historically, most NEOs have elected to receive the maximum 50% of their bonus in shares (and all of the NEOs elected to receive the maximum in shares for 2024), further tying each officer's compensation to longer term shareholder value creation. To provide an additional retention incentive, the shares issued pursuant to these grants vest 25% on the grant date and 25% on February 15th of each of the next three years, subject to accelerated vesting upon the executive's attaining age 65 with at least ten years of service with the Company (“Retirement Eligible”), or in connection with certain terminations as described in “Potential Payments Upon Termination or Change in Control” below.

The annual bonus process for the NEOs involves the following basic steps:

1	Set Company Financial Goals
The Compensation Committee discusses recommendations for financial performance measures and performance ranges for the Company with the Chairman of the Board/CEO and the Executive Vice Chairman of the Board, and then sets performance goals for the Company.

2	Setting Other Performance Objectives
For NEOs other than Messrs. Campo, Oden, and Jessett, the Compensation Committee approves other performance objectives for the executive and his or her individual area of responsibility. These objectives take into account the recommendations of the Chairman of the Board/CEO and the Executive Vice Chairman of the Board and are intended to account for performance beyond purely financial measures.

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3	Setting Weightings of Goals and Objectives
The Compensation Committee approves the weightings of the financial goals and other performance objectives to help incentivize a high level of performance by the individual executive. These weightings take into account the recommendations of the Chairman of the Board/CEO and the Executive Vice Chairman of the Board.

4	Measuring Performance
After the end of the year, the Compensation Committee reviews actual performance against each of the financial goals and other performance objectives established at the outset of the year. In determining the extent to which the financial goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of equity offerings, changes in accounting principles, and non-recurring, extraordinary, unusual or infrequently occurring events. Consistent with its philosophy that a higher percentage of the most senior NEOs’ compensation should be tied to Company performance measures, the broader the individual’s position, the more heavily the bonus opportunity is weighted by the Company’s performance.

		Messrs. Campo, Oden, and Jessett Ms. Baker	100% Company performance 50% Company/50% Individual
5	Final Bonus Determination
The next step in the process is to determine each NEO’s actual bonus taking into account the NEO’s target bonus opportunity and actual performance results achieved for the year. The Compensation Committee exercises its judgment and discretion in setting the final amounts for each NEO’s actual bonus for the year.

For purposes of determining 2024 annual bonuses for the NEOs, the Compensation Committee established individual performance objectives, and relative weightings for those objectives, for each of the NEOs other than Messrs. Campo, Oden, and Jessett. In setting the individual performance objectives, the Compensation Committee considered the recommendations of Messrs. Campo and Oden. The Compensation Committee did not establish specific individual performance objectives for Messrs. Campo, Oden, and Jessett given their broad responsibility for the overall operations of the Company.

The 2024 individual performance objectives and relative weightings, established by the Compensation Committee for Ms. Baker, as well as her overall achievement, were as follows:

Executive/Weightings	Individual Performance Metrics	Weighting

Same property NOI performance and achievement of operational budgets	25%
The effectiveness of utilizing strengths to manage certain Company human capital initiatives	25%
The effectiveness in training, mentoring, and developing personnel and managing business processes to maximize customer sentiment	25%
The achievement of corporate and regional budgets	15%
The effectiveness in developing and promoting corporate culture to employees	10%
Overall Achievement - 95%

As also described above, each of the NEOs elected to receive 50% of the executive's annual bonus in the form of a share award.

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The following table shows each NEO’s (other than Mr. Sengelmann) total annual bonus for 2024 before the share award conversion and the portion of each NEO’s annual bonus paid for 2024 that was paid in cash, with the balance having been converted to a share award as described above.

Named Executive Officer	Total Annual Bonus for 2024	Portion of Annual Bonus for 2024 Paid in Cash
Richard J. Campo	$4,205,900	$2,102,950
D. Keith Oden	4,205,900	2,102,950
Alexander J. Jessett	2,250,492	1,125,246
Laurie A. Baker	1,781,259	890,629

The amounts of the annual bonus paid to each NEO in the form of cash and share awards are set forth in the table below under “2024 Compensation Decisions” in the columns under “Annual Bonus.” (page 40). In accordance with SEC rules, the portion of the annual bonus paid in cash is reported in the Summary Compensation Table (page 44) in the column under “Non-Equity Incentive Plan Compensation” for 2024, while the portion of the annual bonus paid in shares will be reported in the Summary Compensation Table in the proxy statement for the Company’s 2026 Annual Meeting in the column under “Stock Awards” because the shares were not issued until 2025.

The Compensation Committee did not make a determination for a 2024 bonus for Mr. Sengelmann as he retired on October 1, 2024. Pursuant to the terms of the Separation and Release Agreement between Mr. Sengelmann and the Company described below under "Potential Payments Upon Termination or Change in Control" (Page 50), Mr. Sengelmann received various payments representing the anticipated value of previously accrued for amounts he would have been eligible to receive in February 2025 had he been an employee of the Company at such time.

Performance Award. The performance award compensation program provides for an additional award linked to corporate annual performance. The objective of the award program is to reward individuals for the achievement of specific corporate goals, which the Compensation Committee believes correlate closely with the growth of long-term shareholder value.

Under this performance award program, the NEOs (other than Mr. Sengelmann) have been awarded notional common shares, which do not represent actual common shares, the number of which is based upon their position with the Company. The notional shares expire on the tenth anniversary of the date of grant, and are automatically renewed for a new ten-year period, subject to approval by the Compensation Committee, on the date of expiration. Each NEO held the same notional shares in 2024 as in 2023. The holders of notional shares receive an annual cash payment equal to their number of notional shares multiplied by a percentage, determined based on Company performance as described below, of the actual dividends declared during the year for Company common shares.

Listed below are the Company performance goals which were established for 2024 and utilized by the Compensation Committee to determine the amount of the payment for 2024 annual performance awards for the NEOs, along with the weightings assigned to each goal and the Company’s achievement of the 2024 performance goals.

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	Weight	Threshold Goal (75% Payout)	Target Goal (100% Payout)	Maximum (150% Payout)	Actual Performance	Achievement
Core FFO per share	40%	$6.59	$6.74	$6.89	$6.85	137%
Same property NOI growth	30%	(1.50%)	0.00%	1.50%	1.1%	137%
Net Debt/Adjusted EBITDA Ratio	20%	5.00 x	4.75 x	4.50 x	3.90 x	150%
Underwritten Yields on Acquisitions/Developments[1]	10%	5.37%	5.62%	5.87%	5.78%	132%
Total	100%					139%
1 Based on Camden Atlantic and Camden Tempe II.
Based on the achievements and weightings described above, the Compensation Committee determined the overall achievement percentage of Company performance for 2024 was 139%.

Based upon the 139% overall achievement level reached, each of the NEOs, excluding Mr. Sengelmann, who retired on October 1, 2024, received the following cash payments in 2025 under the Performance Award Program for performance in 2024 based on the following number of notional shares held by the NEO:

Named Executive Officer	Number of Notional Shares	2024 Performance Award Cash Payments
Richard J. Campo	60,000	$343,608
D. Keith Oden	60,000	343,608
Alexander J. Jessett	45,000	257,706
Laurie A. Baker	45,000	257,706
These cash payments are reflected in the table below under “2024 Compensation Decisions” in the column entitled “Performance Award” (page 40), and are included in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table (page 44).

Long-Term Incentive Compensation

Purpose. The long-term incentive program provides annual awards in the form of share awards and/or share options, which vest over 36 months, subject to Retirement Eligibility. The objective of the program is to align compensation for the NEOs over a multi-year period directly with the interests of shareholders by motivating and rewarding creation and preservation of long-term shareholder value. To further this objective, we have adopted Share Ownership Guidelines as described on page 26 above that provide for the NEOs to own a specified level of our shares. In determining the levels of long-term incentives to award the NEOs, the Compensation Committee considers the factors discussed on page 33 under Competitive Considerations.

Equity-Based Awards. Share and option awards reward shareholder value creation in slightly different ways. Option awards (which have exercise prices equal to the fair market value of the Company’s common shares on the date of grant) reward the NEOs only if the share price increases from the date of grant. In recent years, our equity-based awards to NEOs have generally been in the form of share awards as the value of these share awards fluctuates both up and down with the prices of our shares, and a fewer number of shares are required to produce share awards with a particular grant date fair value (when compared to option

2025 Proxy Statement 38

awards, where a larger number of options is required to produce the same grant date fair value). This structure has helped to limit shareholder dilution.

Long-Term Compensation Awards. In February 2025, the Compensation Committee awarded share awards to each NEO (excluding Mr. Sengelmann, who retired on October 1, 2024) due to the strong operating results in 2024 discussed above.

As described above, each NEO also elected to receive a portion of his or her annual bonus for 2024 in the form of a share award (with the balance of the bonus being paid in cash as reflected in the table on page 44). The number of shares subject to each annual bonus share award and each 2024 annual share award granted by the Company is set forth below.

Named Executive Officer	Grant Date	Number of Shares	Award Type
Richard J. Campo[1]	2/19/25	14,669	Share Award
	2/19/25	26,531	Annual Bonus-Share Award
D. Keith Oden[1]	2/19/25	14,669	Share Award
	2/19/25	26,531	Annual Bonus-Share Award
Alexander J. Jessett	2/19/25	11,124	Share Award
	2/19/25	14,196	Annual Bonus-Share Award
Laurie A. Baker	2/19/25	6,152	Share Award
	2/19/25	11,236	Annual Bonus-Share Award
1 Messrs. Campo and Oden became Retirement Eligible in 2019 and 2021, respectively, and all new share awards granted to either of them vest on date of grant. Neither of the other NEOs are currently Retirement Eligible.
The grant date fair values of the annual bonus and other share awards granted in February 2025 will be included in the Summary Compensation and Grants of Plan-Based Awards tables in the proxy statement for the 2026 Annual Meeting of shareholders.
In February 2024, the Compensation Committee also approved annual bonuses and annual bonus share awards for each of the NEOs based on 2023 performance. These awards are described in the Company’s proxy statement for its 2024 Annual Meeting. Pursuant to SEC rules, the grant date fair values of the annual bonus and other share awards granted in February 2024 are included in the Summary Compensation and Grants of Plan-Based Awards tables below in this proxy statement as 2024 compensation.

Subject to the Retirement Eligible designation and the acceleration of awards in certain circumstances as described under “Potential Payments Upon Termination or Change in Control” below, (i) share awards made in 2024 and 2025 vest in three equal annual installments beginning on February 15th in the year following the year of grant; and (ii) annual bonus share awards vest 25% immediately on the date of grant and 25% on February 15th of each of the next three years. As noted above, the price used to determine the number of shares subject to the annual bonus share awards is two-thirds of our share price at the time the share award is granted (i.e., the value of the shares at the time of grant is 150% of the value of the portion of the annual bonus the NEO would have otherwise received if a cash payment had been elected).

Equity-Based Awards for 2025 and 2026. The Compensation Committee reviewed our equity-based award structure in 2025. The Committee determined that our equity-based awards for 2025 would follow a framework that was similar to our equity-based awards for 2024 (including annual share awards and annual bonus share awards). However, to further enhance the performance-based aspects of our executive compensation program, the Compensation Committee determined that the annual share awards granted to our executive officers in 2026 will be in the form of share units subject to both time-based and performance-based vesting requirements (“Performance Share Units” or “PSUs”) rather than share awards subject to only time-based vesting requirements (the annual bonus share award structure would not change). We believe

2025 Proxy Statement 39

that PSUs will further strengthen the alignment of executive compensation with long-term shareholder value creation. The PSUs are expected to have a three-year performance period, with performance-based vesting for half of each award to be determined based on Camden’s relative total shareholder return against specified indexes or groups of companies for the three-year performance period, and performance-based vesting for the other half of each award to be determined based on Camden financial performance over the three-year performance period. We currently expect to use Net Debt to EBITDAre and Core FFO per share as the two financial performance measures, each weighted equally.

2024 COMPENSATION DECISIONS

The table below presents the 2024 compensation for each NEO shown in the manner the Compensation Committee considers compensation for the NEOs, as explained below. This table differs from compensation reported in the 2024 Summary Compensation Table in that it reflects the value of our NEOs’ long-term equity incentive awards as compensation for the year immediately prior to the year in which they are granted, rather than the year in which they were granted (e.g., long-term compensation awards granted in February 2025 are shown in the table below as 2024 compensation), as the Compensation Committee determines these awards based on its assessment of performance during the just-completed year and considers them to be compensation for that year. While compensation reported in the 2024 Summary Compensation Table is useful, the disclosure rules of the SEC do not take into account the retrospective nature of our executive compensation program and therefore create a one-year lag between the value of our NEOs’ long-term compensation awards and the year to which the Compensation Committee believes they relate (e.g., long-term equity incentive awards granted in February 2025 will not, in accordance with the SEC’s rules, be shown in the Summary Compensation Table until our 2026 proxy statement as 2025 compensation). This table supplements, and does not replace, the 2024 Summary Compensation Table on page 44.

		Annual Bonus			Long-Term Compensation
Name	Salary	Cash Bonus	Share Award (1)	Performance Award	Share Award (1)	Other	Total
Richard J. Campo	$742,630	$2,102,950	$3,154,536	$343,608	$1,744,144	$—	$8,087,868
D. Keith Oden	742,630	2,102,950	3,154,536	343,608	1,744,144	—	8,087,868
Alexander J. Jessett	627,763	1,125,246	1,687,904	257,706	1,322,644	—	5,021,263
Laurie A. Baker	567,329	890,629	1,335,960	257,706	731,473	—	3,783,097
William W. Sengelmann (2)	406,716	—	—	—	—	2,204,550	2,611,266
(1)The dollar amount reported is the aggregate grant date fair value of share awards granted in February 2025 computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 2 to the Company’s audited consolidated financial statements for the year ended December 31, 2024 included in its Annual Report on Form 10-K for the year ended December 31, 2024.

(2)Mr. Sengelmann retired effective October 1, 2024, at which time he ceased receiving payments of salary and pursuant to the separation and release agreement, received a lump sum payment of $2,204,550.
OTHER EMPLOYMENT MATTERS
Policy Regarding the Recoupment of Certain Compensation

In accordance with SEC and NYSE requirements, the Board has adopted an executive compensation clawback policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. Erroneous payments must be recovered even if there was no misconduct or failure of oversight on the part of an individual executive officer. However, incentive-based compensation will not be recovered (i) if the compensation was received by a person before beginning service as an executive officer, (ii) if that person did not serve as an executive officer at any time during the three-year lookback period to which

2025 Proxy Statement 40

the clawback rules apply, or (iii) in certain circumstances where the cost or recovery would exceed the amount to be recovered or the rules of a tax-qualified retirement plan would be violated. A copy of the Company's clawback policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 20, 2025.

Insider Trading Policy

The Company has adopted an Insider Trading and Blackout Policy which is designed to (a) promote compliance with insider trading laws, rules and regulations, and any listing standards governing the purchase, sale, and other dispositions of the Company’s securities by Trust Managers, officers, and certain other employees and (b) govern the duration of quarterly earnings blackouts. A copy of the Company’s Insider Trading and Blackout Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 20, 2025.

Deferred Compensation Plans and Termination Payments

Deferred Compensation Plans. Camden maintains a deferred compensation plan for the benefit of the Company’s Trust Managers, officers, and other key employees in which the participant may elect to defer cash compensation and share awards and, prior to 2005, certain options granted under Camden’s share incentive plans. We believe providing these individuals with the opportunity to defer compensation is a cost-effective way to permit them to receive the tax benefits associated with delaying the income tax event on the deferred amount, even though the related deduction for Camden is also deferred.

Termination and Change in Control Payments. Since the Company’s initial public offering in 1993, it has provided certain of its officers with the ability to receive severance payments, plus, in some cases, a gross-up payment, if certain situations occur, such as termination without cause or a change in control. The objective of these benefits is to recruit and retain talent in a competitive market. Benefits which would be provided in connection with a change in control are also intended to motivate officers to remain with the Company through the transaction despite the uncertainty and dislocation which arises in the context of change in control situations. These potential payments for the NEOs are summarized below and more fully described under “Potential Payments Upon Termination or Change in Control” (page 50). The Company’s agreements with its NEOs that include tax gross-up provisions were entered into prior to 2013. Since that time, the Company has not entered into any new arrangements with its NEOs that include tax gross-up provisions.

Perquisites and Other Personal Benefits. The Company does not provide material perquisites or other benefits to the NEOs. The NEOs participate in the Company’s 401(k) and other benefit plans on the same terms as other employees.

Employment Agreements

To help recruit and retain talent in a competitive market, the Company enters into employment agreements with all of its NEOs. The agreements with Messrs. Campo and Oden expire on July 22, 2025. However, on July 22 of each year, the expiration date of the agreements with Messrs. Campo and Oden will automatically be extended by one additional year. The agreements with Mr. Jessett and Ms. Baker expire on August 20, 2025. However, on August 20 of each year, the expiration date of the agreements with Mr. Jessett and Ms. Baker will automatically be extended by one additional year, unless either party provides notice of termination at least six months prior to the date of expiration. The agreements generally provide that an executive’s annual base salary may be increased, but it may not be decreased, by the Company. The agreements also provide each NEO is eligible for annual incentive compensation and long-term compensation as determined by the Board or the Compensation Committee in its sole discretion, and to health/dental insurance, life insurance, disability insurance, and similar benefits available to employees. Each employment agreement contains provisions relating to compensation payable to the respective NEO in the event of a change in control of the

2025 Proxy Statement 41

Company (in the case of Messrs. Campo and Oden) or a termination of such NEO’s employment, which provisions are described below under “Potential Payments Upon Termination or Change in Control” (page 50). Each employment agreement includes a confidentiality covenant and twelve month post-termination non-compete and non-solicitation covenants (provided that the non-compete and non-solicitation covenants will not apply in the case of a termination by the Company without cause, or, in the case of Messrs. Campo and Oden, by the executive with good reason). The employment agreements also provide that the executive is entitled to reimbursement of legal fees and expenses related to disputes regarding the employment agreement following a change in control of the Company.

The employment agreement of Mr. Sengelmann was superseded as of October 1, 2024 by the separation and release agreement entered into in connection with his retirement. Please see discussion of the separation and release agreement below under “Potential Payments Upon Termination or Change in Control” (page 50).

Compensation Policies and Practices Relating to Risk Management

The Compensation Committee conducts regular analytical reviews focusing on several key areas of Camden’s compensation program for its NEOs, including external market compensation data, pay mix, selection of performance metrics, goal setting process, and internal equity (compensation differences between individuals). These reviews provide a process to consider if any of Camden’s current programs, practices, or procedures regarding NEO compensation should be altered to help ensure Camden maintains an appropriate balance between prudent business risk and resulting compensation.

As a result of this process, the Compensation Committee believes that while a significant portion of Camden’s NEO compensation program is performance-based, the program does not encourage excessive or unnecessary risk taking and Camden’s policies and procedures are designed to appropriately balance between annual goals and Camden’s long-term financial success and growth. While risk taking is a necessary part of growing a business, the Compensation Committee focuses on aligning Camden’s compensation policies with its long-term interests so as to not encourage excessive or unnecessary risk taking, as follows:
●    Use of Long-Term Compensation. In general, more than half of each NEO’s total compensation is non-cash compensation in the form of long-term equity based awards to more closely align the interests of Camden’s NEOs with those of Camden’s shareholders and to maximize retention (as to awards granted to executives who are not Retirement Eligible) insofar as equity based awards are subject to time-based vesting, which is usually over a period of at least three years subject to accelerated vesting when the holder becomes Retirement Eligible, or upon certain terminations of the holder’s employment or a change in control as described under “Potential Payments Upon Termination or Change in Control” below. This vesting period encourages NEOs to focus on sustaining Camden’s long-term performance. These grants are typically made annually, so officers who are not Retirement Eligible generally have unvested awards which could decrease significantly in value if Camden’s stock price declines in value. As to Messrs. Campo and Oden (each of whom is Retirement Eligible), the Compensation Committee believes that their substantial Company shareholdings also closely align their interests with those of Camden’s shareholders generally.

●    Payment of Annual Bonuses in Shares. To tie compensation more fully to long-term performance, NEOs may elect to receive up to 50% of their annual bonuses in shares of the Company. To the extent a NEO elects to receive shares, the price used to determine the number of shares is two-thirds of our share price at the time the shares are issued (i.e., the value of the shares at the time of grant is 150% of the value of the cash the NEO would have otherwise received). These shares vest 25% on date of grant and 25% in each of the next three years subject to accelerated vesting when the holder becomes Retirement Eligible, or upon certain terminations of the holder’s employment as described under “Potential Payments

2025 Proxy Statement 42

Upon Termination or Change in Control” below. Historically, most NEOs have elected to receive the maximum 50% in shares, further aligning the executive’s compensation with the creation of shareholder value and, as to executives who are not Retirement Eligible, providing for a portion of the executive’s bonus to be paid in unvested shares, which could decrease significantly in value if Camden’s stock price declines in value, as opposed to a cash payment.
●    Share Ownership Guidelines. The Board has adopted a share ownership policy for the NEOs, which is described above under “Governance of the Company-Share Ownership Guidelines.” Each NEO currently meets the applicable ownership target. The Compensation Committee believes these guidelines help to ensure each NEO will have a significant amount of personal wealth tied to long-term holdings in Camden’s shares.
●    Use of Clawbacks. As discussed above, the Company maintains a clawback policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements.
●    Performance Metrics. The Compensation Committee believes in linking pay with performance. In 2024, Camden used a variety of quantifiable performance metrics for the annual performance awards, as described in more detail under “Compensation Discussion and Analysis-2024 Compensation Decisions.”
In summary, by structuring Camden’s compensation program so that a considerable amount of an NEO’s compensation is tied to Camden’s long-term success and share value, we believe we avoid creating the type of disproportionately large short-term incentives which could encourage the NEOs to take risks that are not in Camden’s long-term interests. Camden provides incentives for the NEOs to manage for long-term growth in a prudent manner.
This Compensation Discussion and Analysis includes certain discussions regarding the Company, its business, and individual measures used in assessing performance. These measures are discussed in the limited context of our executive compensation program. You should not interpret them as statements of the Company’s expectations or as any form of guidance by the Company. We caution and urge you not to apply the statements or disclosures made in this Compensation Discussion and Analysis in any other context.

2025 Proxy Statement 43

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE - FISCAL 2022-2024

The table below summarizes the total compensation earned by each of the NEOs during each of the three years ended December 31, 2022, December 31, 2023 and December 31, 2024.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Richard J. Campo Chairman of the Board and Chief Executive Officer	2024	$742,630	$4,033,076	$2,446,558	$2,504	$7,224,768
	2023	721,000	4,033,131	2,154,173	3,000	6,911,304
	2022	700,000	3,227,906	2,245,661	3,000	6,176,567
D. Keith Oden Executive Vice Chairman of the Board	2024	$742,630	$4,033,076	$2,446,558	$3,000	$7,225,264
	2023	721,000	4,033,131	2,154,173	3,000	6,911,304
	2022	700,000	3,227,906	2,245,661	3,000	6,176,567
Alexander J. Jessett President, Chief Financial Officer, and Assistant Secretary	2024	$627,763	$2,138,233	$1,382,952	$3,000	$4,151,948
	2023	609,479	2,138,181	1,113,842	3,000	3,864,502
	2022	591,727	1,737,109	1,182,458	3,000	3,514,294
Laurie A. Baker Executive Vice President- Chief Operating Officer	2024	$567,329	$1,616,245	$1,148,335	$3,000	$3,334,909
	2023	550,805	1,616,215	991,463	3,000	3,161,483
	2022	534,762	674,078	1,060,079	3,000	2,271,919
William W. Sengelmann (4) Former Executive Vice President-Real Estate Investments	2024	$406,716	$1,517,496	$—	$2,207,550	$4,131,762
	2023	527,454	1,517,465	728,571	3,000	2,776,490
	2022	512,091	1,437,573	781,939	3,000	2,734,603
(1)    The dollar amount reported is the aggregate grant date fair value of share awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 2 to the Company’s audited consolidated financial statements for the year ended December 31, 2024 included in its Annual Report on Form 10-K for the year ended December 31, 2024.
    Under SEC rules, the value of share awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs, whereas cash awards are reported as compensation for the fiscal year in which the compensation is earned. Accordingly, the value of share awards included in the table above is the grant date fair value of share awards granted in 2024. As discussed above in the Compensation Discussion and Analysis, in February 2025 the Compensation Committee assessed company and individual performance levels for 2024, and granted annual share awards and determined 2024 annual bonuses for the NEOs based on that assessment. The Compensation Committee’s view is that all share awards granted in February 2025 relate to 2024 (including the portion of 2024 annual bonuses the NEOs elected to receive in shares instead of cash). However, in accordance with applicable SEC rules, the cash bonuses awarded based on 2024 performance are reported in the Summary Compensation Table as compensation for 2024, while the share grants awarded in February 2025 will be reported in the executive compensation tables in next year’s proxy statement as compensation for 2025.

2025 Proxy Statement 44

The following table sets forth the portions of the annual bonuses for each year the NEO elected to have paid in shares (both the number of shares paid and the dollar value of those shares based on the closing price for a share on the applicable payment date):

	2024 [1]		2023 [2]		2022 [3]
Named Executive Officer	Shares	Value	Shares	Value	Shares	Value
Richard J. Campo	30,057	$2,867,738	24,394	$2,867,759	12,594	$2,062,519
D. Keith Oden	30,057	2,867,738	24,394	2,867,759	12,594	2,062,519
Alexander J. Jessett	14,654	1,398,138	11,893	1,398,141	6,088	997,032
Laurie A. Baker	12,730	1,214,569	10,331	1,214,512	1,663	272,350
William W. Sengelmann	9,232	880,825	7,492	880,760	4,890	800,835
1 As determined by the Compensation Committee on February 21, 2024, based on 2023 performance.
2 As determined by the Compensation Committee on February 22, 2023, based on 2022 performance.
3 As determined by the Compensation Committee on February 16, 2022, based on 2021 performance.
In each case, the balance of the annual bonus for the applicable year was paid in cash in the amounts reported in note (2) below.
(2)    The following tables set forth for each NEO the portion of the officer’s annual bonus paid in cash and the amount awarded to the officer under our Performance Award Program:
(a)     Portions of the annual bonus paid in cash as follows:

Named Executive Officer	2024 [1]	2023 [2]	2022 [3]
Richard J. Campo	$2,102,950	$1,911,773	$1,911,773
D. Keith Oden	2,102,950	1,911,773	1,911,773
Alexander J. Jessett	1,125,246	932,042	932,042
Laurie A. Baker	890,629	809,663	809,663
William W. Sengelmann	—	587,171	587,171
1 As determined by the Compensation Committee on February 19, 2025, based on 2024 performance, as discussed in more detail starting on page 35 under the heading “Annual Bonus.”
2 As determined by the Compensation Committee on February 21, 2024, based on 2023 performance.
3 As determined by the Compensation Committee on February 22, 2023, based on 2022 performance.
(b)    Cash awards made under the Performance Award Program, which is discussed in further detail on page 37 under the              heading “Performance Award,” as follows:

Named Executive Officer	2024	2023	2022
Richard J. Campo	$343,608	$242,400	$333,888
D. Keith Oden	343,608	242,400	333,888
Alexander J. Jessett	257,706	181,800	250,416
Laurie A. Baker	257,706	181,800	250,416
William W. Sengelmann	—	141,400	194,768
(3) Represents matching contributions under the Company’s 401(k) plan. For Mr. Sengelmann, also represents the lump sum cash payment of $2,204,550 paid pursuant to his separation and release agreement.

(4)    Mr. Sengelmann retired as the Company’s Executive Vice President – Real Estate Investments, effective October 1, 2024.

2025 Proxy Statement 45

GRANTS OF PLAN BASED AWARDS - FISCAL 2024

The following table sets forth certain information with respect to awards granted during the year ended December 31, 2024 for each NEO under the annual bonus, performance award and long-term compensation programs. The amounts shown in the All Other Stock Awards: Number of Shares of Stock or Units column reflect the share awards granted in February 2024 with respect to performance in 2023. The Company did not grant any option awards during 2024.

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum
Richard J. Campo	2/21/24 (1)	—	$2,970,520	$5,198,410
	2/21/24 (2)	—	247,200	370,800
	2/21/24 (3)	—			12,214	$1,165,338
	2/21/24 (4)	—			30,057	2,867,738
D. Keith Oden	2/21/24 (1)	—	$2,970,520	$5,198,410
	2/21/24 (2)	—	247,200	370,800
	2/21/24 (3)	—			12,214	$1,165,338
	2/21/24 (4)	—			30,057	2,867,738
Alexander J. Jessett	2/21/24 (1)	—	$2,040,230	$3,570,402
	2/21/24 (2)	—	185,400	278,100
	2/21/24 (3)	—			7,757	$740,095
	2/21/24 (4)	—			14,654	1,398,138
Laurie A. Baker	2/21/24 (1)	—	$1,418,323	$2,482,064
	2/21/24 (2)	—	185,400	278,100
	2/21/24 (3)	—			4,210	$401,676
	2/21/24 (4)	—			12,730	1,214,569
William L. Sengelmann	2/21/24 (1)	—	$1,358,193	$2,376,837
	2/21/24 (2)	—	144,200	216,300
	2/21/24 (3)	—			6,673	$636,671
	2/21/24 (4)	—			9,232	880,825
(1)    Reflects the target and maximum payment level for 2024 under the annual bonus program. However, the NEOs may elect to receive up to 50% of their annual bonuses in Camden shares, the grant date fair value of which would be included in the Stock Awards column in the Summary Compensation Table for the year in which the grant is made. The methodology for determining the number of shares to be issued and the vesting requirements are described above under “Annual Incentives” in the Compensation Discussion and Analysis. The actual amounts received by the NEOs under the annual bonus program for 2024 are set out in the Compensation Discussion and Analysis and the notes to the Summary Compensation Table. The Company does not include a threshold payout level under its annual bonus program.
(2)    Reflects the target and maximum payment levels for 2024 under the performance award program, which levels were established in February 2024. The actual amounts received by the NEOs under the performance award program for 2024 are set out in the Compensation Discussion and Analysis and the notes to the Summary Compensation Table. The Company does not include a threshold payout level under its performance award program.

2025 Proxy Statement 46

(3)    Reflects awards granted in February 2024 under the long-term incentive program for performance in 2023. The award vests in three equal annual installments beginning on February 15th following the first anniversary of the date of the grant (subject to the Retirement Eligible provision as defined on page 35 and acceleration provisions upon certain terminations of employment as described under “Potential Payments Upon Termination or Change in Control” on page 50), except the awards granted to Messrs. Campo, Oden, and Sengelmann fully vested at grant as they were Retirement Eligible.

(4)    Reflects awards granted in February 2024 under the annual bonus program for performance in 2023 pursuant to the NEO’s election to receive a portion of the 2023 annual bonus in shares. The award vests 25% on the date of grant and 25% on February 15th of each of the next three years (subject to the Retirement Eligible provision as defined on page 35 and acceleration provisions upon certain terminations of employment as described under “Potential Payments Upon Termination or Change in Control” on page 50), except the awards granted to Messrs. Campo, Oden, and Sengelmann fully vested at grant as they were Retirement Eligible.

OUTSTANDING EQUITY AWARDS AT FISCAL 2024 YEAR-END

The following table sets forth certain information with respect to the market value as of December 31, 2024 of all unvested share awards held by each NEO as of December 31, 2024. No NEO held any option awards on that date.

		Stock Awards
	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Named Executive Officer
Richard J. Campo (2)		—	$—
D. Keith Oden (2)		—	$—
Alexander J. Jessett (3)	2/16/2022	3,029	$351,485
	2/22/2023	10,144	$1,177,110
	2/21/2024	18,748	$2,175,518
Laurie A. Baker (3)	2/16/2022	1,234	$143,194
	2/22/2023	7,444	$863,802
	2/21/2024	13,758	$1,596,478
William W. Sengelmann		—	$—
(1) The market value of the shares reported in this column has been determined based on the closing price of our common shares on the last trading day of fiscal 2024, which was $116.04 per share.
(2)    Messrs. Campo and Oden are Retirement Eligible, and as a result all share awards granted to them are fully vested on the date of grant.
(3) The unvested awards granted under the long-term incentive program and annual bonus program vest ratably over three years on February 15th following the date of original grant.

2025 Proxy Statement 47

STOCK VESTED - FISCAL 2024

The following table sets forth for each NEO certain information with respect to share awards that vested during 2024:

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Richard J. Campo	42,271	$4,033,076
D. Keith Oden	42,271	4,033,076
Alexander J. Jessett	15,680	1,519,582
Laurie A. Baker	9,383	907,386
William W. Sengelmann	15,905	1,517,496
(1) The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of our common shares on the vesting date.

NON-QUALIFIED DEFERRED COMPENSATION

Effective January 1, 2005, the Compensation Committee established a deferred compensation plan for the benefit of Camden’s Trust Managers, officers and other key employees in which the participant may elect to defer cash compensation, options, and/or share awards granted under Camden’s share incentive plans. A participant has a fully vested right to his or her cash deferral amounts and deferred option and share awards vest in accordance with their respective terms.
Prior to the establishment of Camden’s deferred compensation plan in 2005, the Compensation Committee established a rabbi trust for the benefit of Camden’s Trust Managers, officers and other key employees in which, in previous years, such persons had the option to place share grants and other deferred compensation. A participant may purchase assets held by the rabbi trust at any time within 30 years from the date of grant. The purchase price of a share is 25% of the fair value of such share on the date the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of such asset on the date the asset was placed in the rabbi trust. The rabbi trust is in use only for deferrals made prior to the establishment of Camden’s deferred compensation plan in 2005.

2025 Proxy Statement 48

The following table provides certain information regarding contributions to, withdrawals from, and earnings in the rabbi trust and the deferred compensation plan as of December 31, 2024:

Named Executive Officer	Executive Contributions in Last FY (1)	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/ Distributions (3)	Aggregate Balance at Last FYE (4)
Richard J. Campo
Rabbi Trust	$—	$7,111,650	$(6,165,193)	$49,069,867
Deferred Compensation Plan	4,033,076	4,101,675	(2,771,462)	25,937,554
Total	$4,033,076	$11,213,325	$(8,936,655)	$75,007,421
D. Keith Oden
Rabbi Trust	$—	$2,793,113	$(6,165,193)	$19,228,662
Deferred Compensation Plan	6,460,347	5,544,967	(12,954,416)	47,077,602
Total	$6,460,347	8,338,080	$(19,119,609)	$66,306,264
Alexander J. Jessett
Deferred Compensation Plan	2,138,233	2,681,012	(1,133,256)	16,479,334
Total	$2,138,233	$2,681,012	$(1,133,256)	$16,479,334
Laurie A. Baker
Rabbi Trust	$—	$407,270	$—	$3,199,125
Deferred Compensation Plan	401,676	1,421,232	(445,225)	11,584,432
Total	$401,676	$1,828,502	$(445,225)	$14,783,557
William W. Sengelmann
Rabbi Trust	$—	$63,868	$—	$442,461
Deferred Compensation Plan	1,517,496	2,514,850	(665,835)	16,020,446
Total	$1,517,496	$2,578,718	$(665,835)	$16,462,907
(1) Reflects 2024 share awards the NEO elected to defer; the grant date fair values of these awards are included in the “Stock Awards” column of the Summary Compensation Table on page 44. The Company credits to the participant’s account an amount equal to the amount designated as the participant’s deferral for the plan year as indicated in the participant’s deferral election. A participant has a fully vested right to his or her cash deferral amounts, and the deferred share awards will vest in accordance with their terms. Amounts deferred by the participants in 2024 are comprised of the following share awards: Messrs. Campo and Oden-$4,033,076 each; Mr. Jessett-$2,138,233; Ms. Baker-$401,676; and Mr. Sengelmann-$1,517,496. The balance of the amounts reported in this column for Mr. Oden also includes cash compensation he elected to defer. This amount is included in the “Salary/Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 44.
(2) Aggregate earnings in 2024 represent the net unrealized gain reported by the administrator of the non-qualified deferred compensation plans, and represents the net unrealized appreciation of the Company’s shares and dividends on previously deferred share awards, salary and bonuses. The net gains on the deferred compensation plans do not include any Company or NEO contributions, and are not included in the Summary Compensation Table on page 44.
(3) Includes amounts to be paid to the Company by the NEO upon withdrawals from the deferred compensation plans as follows: Mr. Campo-$4,190,890; Mr. Oden-$1,512,567; Mr. Jessett-$0; Ms. Baker-$262,073; and Mr. Sengelmann-$40,877.
(4)    Includes the following aggregate amounts previously reported in the Summary Compensation Table on page 44 for 2023 and 2022, combined: Mr. Campo-$7,261,037; Mr. Oden-$11,726,412; Mr. Jessett-$4,524,385 Ms. Baker-$2,955,038; and Mr. Sengelmann-$722,368

2025 Proxy Statement 49

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the potential compensation payable to each NEO, except for Mr. Sengelmann, under his or her employment agreement in the event of a termination of such NEO’s employment (or, in the case of Messrs. Campo and Oden a change in control of the Company without regard to whether the executive’s employment terminates). The amounts shown are calculated assuming such termination (or change in control) was effective as of December 31, 2024 and are estimates of the amounts which would be paid to the NEOs upon such event. The actual amounts that would be paid can only be determined at the time of such event. Additionally, each NEO will be entitled to receive the target bonus for the contract year during which the termination occurs, prorated through and including the date of termination, which has been included in the table below in the Bonus lines.

As discussed above, Mr. Sengelmann retired October 1, 2024. Pursuant to the terms of a Separation Agreement, and General Release between him and the Company, Mr. Sengelmann received a lump sum cash payment, less any applicable federal and state payroll tax deductions, equal to (i) Mr. Sengelmann’s anticipated annual bonus and value of bonus shares he would have been eligible to receive in February 2025, (ii) a performance bonus in lieu of any potential performance award he may have been eligible to receive in February 2025, and (iii) a restricted share award value equivalent payment which equaled the approximate value of restricted share awards he may have been eligible to receive in February 2025.

2025 Proxy Statement 50

		Reason For Termination/Acceleration
Named Executive Officer	Benefit	Without Cause (1)	Death or Disability (2)	Change in Control (With Term.) (3)	Change in Control (No Term.) (3)
Richard J. Campo	Bonus	$2,970,520	$2,970,520	$2,970,520	$2,970,520
	Severance	24,182,283	24,182,283	24,182,283	24,182,283
	Options and Awards (4)	—	—	—	—
	Tax Gross-Up Payment (5)	—	—	—	—
	Total	$27,152,803	$27,152,803	$27,152,803	$27,152,803
D. Keith Oden	Bonus	$2,970,520	$2,970,520	$2,970,520	$2,970,520
	Severance	24,182,283	24,182,283	24,182,283	24,182,283
	Options and Awards (4)	—	—	—	—
	Tax Gross-Up Payment (5)	—	—	—	—
	Total	$27,152,803	$27,152,803	$27,152,803	$27,152,803
Alexander J. Jessett	Bonus	$2,040,230	$2,040,230	$2,040,230	$—
	Severance	627,763	2,667,993	1,822,872	—
	Options and Awards (4)	—	3,704,113	3,704,113	3,704,113
	Tax Gross-Up Payment (5)	—	—	—	—
	Total	$2,667,993	$8,412,336	$7,567,215	$3,704,113
Laurie A. Baker	Bonus	$1,418,323	$1,418,323	$1,418,323	$—
	Severance	567,329	1,985,652	1,647,386	—
	Options and Awards (4)	—	2,603,474	2,603,474	2,603,474
	Tax Gross-Up Payment (5)	—	—	—	—
	Total	$1,985,652	$6,007,449	$5,669,183	$2,603,474
(1)     If the executive’s employment is terminated by the Company for reasons other than for cause or, in the case of Messrs. Campo and Oden, by the NEO for good reason, the NEO will be entitled to receive the following benefits, subject, in the case of Messrs. Campo and Oden, to the executive signing a general release of claims in favor of the Company:
(a)Severance: In the case of Mr. Jessett and Ms. Baker, one times his or her respective annual base salary currently in effect and, in the case of Messrs. Campo and Oden, a lump sum equal to 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the three previous taxable years. For these purposes, “annual total compensation” includes salary, bonuses, performance award payments, and the value of long-term incentive compensation, but excludes the value of untaxed fringe benefits.
(b)Benefits: The NEO will continue to receive health and welfare benefits, as if the NEO had not been terminated, until, in the case of Mr. Jessett and Ms. Baker, the earlier of: (i) the NEO obtaining employment with another company or (ii) the end of the employment term, and, in the case of Messrs. Campo and Oden, one year after termination, subject to offset if the executive receives comparable benefits from a new employer during such period.

(2) If the employment term is terminated by reason of death or disability, the NEO will be entitled to receive the following benefits, subject, in the case of Messrs. Campo and Oden, to signing a general release of claims in favor of the Company:
(a)Severance: In the case of Mr. Jessett and Ms. Baker, one times his or her respective annual base salary, including targeted cash bonus, at the date on which death or disability occurs, and, in the case of Messrs. Campo and Oden, a lump sum equal to 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the three previous taxable years.
(b)Benefits: In the case of a termination due to disability, the NEO will continue to receive all benefits provided under any long-term disability program of the Company.
(c)Vesting: Each executive will become fully vested in the unvested portion of any award made to the NEO made with respect to any retirement, pension, profit sharing, long-term incentive, or other similar plan (including share awards granted pursuant to the annual bonus plan).

2025 Proxy Statement 51

(3)    In 2003, we entered into agreements with Messrs. Campo and Oden providing that the following benefits are triggered upon a change in control regardless of whether the executive's employment is terminated, subject to the executive signing a general release of claims in favor of the Company. Subsequent to this time, the Company has not entered into any agreement which includes single-trigger change of control payment provisions. Accordingly, in the case of all other NEOs, the following benefits are triggered upon termination by reason of a change in control:
(a)Severance: In the case of Mr. Jessett and Ms. Baker, a lump sum equal to 2.99 times his or her respective average annual salary over the previous three taxable years and, in the case of Messrs. Campo and Oden, a lump sum equal to 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the previous three taxable years.
(b)Benefits: The NEO will continue to receive health and welfare benefits, as if the NEO had not been terminated, until one year after termination, subject to offset if the executive receives comparable benefits from a new employer during such period.
(c)Vesting: Each executive will become fully vested in the unvested portion of any award made to the NEO made with respect to any retirement, pension, profit sharing, long-term incentive, or other similar such plan (including share awards granted pursuant to the annual bonus plan).
.
(4)    The amounts represent the benefit of acceleration of unvested options and share awards based upon the Company’s share price as of December 31, 2024. For options, this value is calculated by multiplying the amount (if any) by which the closing price of our common shares on the last trading day of the fiscal year exceeds the exercise price of the award by the number of shares subject to the accelerated portion of the award. For share awards, this value is calculated by multiplying the closing price of our common shares on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award. In addition to the acceleration provisions described in note (3) above, all outstanding and unvested equity awards under the Company’s 2018 Share Incentive Plan, to the extent such awards are not assumed or continued in connection with a change in control, will be fully vested at time of change in control.
(5)    The employment agreement for each of these NEOs provides, if the payments and benefits received by the executive in connection with a change in control of the Company resulted in the imposition of excise taxes under Sections 280G and 4999 of the Code, the executive will be entitled to an additional payment from the Company such that the executive would receive the same amount on an after-tax basis as if the excise taxes had not applied. These agreements were entered into prior to 2013. Subsequent to this time, the Company has not entered into any agreement with any NEO that includes tax gross-up provisions.

CEO COMPENSATION PAY RATIO

Pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are required to disclose the ratio of the total annual compensation of Camden’s CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for 2024 was $7,224,768, and the median of the total 2024 compensation of all of our employees (excluding our CEO) was $66,298. Accordingly, we estimate the ratio of our CEO’s total compensation for 2024 to the median of the total 2024 compensation of all of our employees (excluding our CEO) to be 109 to 1.

We identified the median employee by taking into account the total cash compensation paid for 2024 for all individuals, excluding our CEO, who were employed by us or one of our affiliates on December 1, 2024, the first day of the last month of our fiscal year. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to their total cash compensation for 2024, and we did not annualize the compensation for any employees who were not employed by us for all of 2024. We believe total cash compensation for all employees is an appropriate measure because we do not distribute annual equity awards to all employees.
Once the median employee was identified as described above, that employee’s total annual compensation for 2024 was determined using the same rules that apply to reporting the compensation of our NEOs (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology.

2025 Proxy Statement 52

PAY VERSUS PERFORMANCE
The following summarizes the relationship between the total compensation paid to our CEO and other Non-CEO NEOs and our financial performance:

			Average Summary Compensation Table Total for Non-CEO NEO’s (2)	Average Compensation Actually Paid to Non-CEO NEO’s (3)	Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Compensation Table Total For CEO (2)	Compensation Actually Paid to CEO (3)			Camden Total Shareholder Return (4)	FTSE NAREIT Equity Total Shareholder Return (4)	Net Income (In thousands) (5)	Core FFO/Share (6)
2024	$7,224,768	$7,224,768	$4,710,971	$5,019,043	$129.20	$123.25	$170,840	$6.85
2023	6,911,304	6,911,304	4,178,445	4,076,395	106.51	113.35	410,553	6.82
2022	6,176,567	6,176,567	3,674,346	2,964,322	115.31	99.67	661,508	6.52
2021	4,285,423	4,285,423	3,682,054	4,592,404	179.00	131.78	312,376	5.39
2020	3,867,431	3,867,431	2,808,294	3,304,525	97.72	92.00	128,579	5.10
(1) Individuals included for the applicable years are as follows:

Year	CEO	Non-CEO NEO’s
2024	Richard J. Campo	D. Keith Oden, Alexander J. Jessett, Laurie A. Baker, William W. Sengelmann (a)
2023	Richard J. Campo	D. Keith Oden, Alexander J. Jessett, Laurie A. Baker, William W. Sengelmann (a)
2022	Richard J. Campo	D. Keith Oden, Alexander J. Jessett, Laurie A. Baker, William W. Sengelmann (a)
2021	Richard J. Campo	D. Keith Oden, H. Malcolm Stewart (b), Alexander J. Jessett, William W. Sengelmann (a)
2020	Richard J. Campo	D. Keith Oden, H. Malcolm Stewart (b), Alexander J. Jessett, William W. Sengelmann (a)
(a) Mr. Sengelmann retired as Executive Vice President-Real Estate Investments effective October 1, 2024.
(b) Mr. Stewart retired as President and Chief Operating Officer effective December 31, 2021.

(2)    See the Summary Compensation Table on page 44 for a detail of the summary compensation for the CEO for 2024, 2023 and 2022. See the Summary Compensation Table as disclosed in the 2022 Proxy for 2021 and 2020 summary compensation for the CEO. The average compensation for the non-CEO NEOs for 2024, 2023 and 2022 was calculated from the Summary Compensation Table on page 44. The average compensation for the non-CEO NEOs for 2021 and 2020 was calculated from the Summary Compensation Table as disclosed in the 2022 Proxy.
(3)    Mr. Campo became Retirement Eligible in 2019, and therefore all share awards granted to him fully vest on the date of grant. Accordingly, there is no change between the amount in the Summary Compensation Table and the actual compensation paid to the

2025 Proxy Statement 53

CEO. The table below provides the adjustments to the Summary Compensation Table total compensation made to arrive at the average compensation actually paid to the average for non-CEO NEOs:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid	2024	2023	2022	2021	2020
Summary Compensation Table Total	$4,710,971	$4,178,445	$3,674,346	$3,682,054	$2,808,294
Less the average equity award amounts included in the “Stock Awards” column of the Summary Compensation Table	$(2,326,263)	$(2,326,248)	$(1,769,167)	$(1,614,532)	$(1,649,370)
Plus the average year-end value of awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year	942,999	654,836	568,966	947,853	884,667
Plus/(less) the amount equal to the change in average value as of the end of the covered fiscal year as compared to the end of the prior fiscal year for awards which were granted in prior years and were outstanding and unvested as of the covered fiscal year	91,501	(43,083)	(394,170)	366,214	(75,398)
Plus the average vesting date value of awards which were granted and vested during the same covered fiscal year	1,550,913	1,520,682	936,314	614,464	1,126,588
Plus/(less) the amount equal to the change in average value as of the vesting date from the end of the prior fiscal year for awards which were granted in prior years and vested in the covered fiscal year	(8,745)	42,080	(93,275)	546,500	139,781
Plus the average amount of dividends paid on outstanding and unvested shares during the covered fiscal year	57,667	49,683	41,308	49,851	69,963
Compensation Actually Paid	$5,019,043	$4,076,395	$2,964,322	$4,592,404	$3,304,525
(4)    Total Shareholder Return represents the return on a fixed investment of $100 in the Company’s (or FTSE NAREIT Equity’s) stock for the period beginning on the last trading day of 2019 through December 31, 2024, and assumes the quarterly reinvestment of dividends. FTSE NAREIT Equity is the peer group used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on 10-K for the year ended December 31, 2024. The following graph shows the relationship between compensation actually paid and total shareholder return for the Company and the peer group.

2025 Proxy Statement 54

Compensation Actually Paid vs. Company and Peer Group Shareholder Return
10,000,000
7,500,000
5,000,000
2,500,000
Compensation Actually Paid
200
160
120
80
Total Shareholder Return
2020
2021
2022
2023
2024
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Camden Total Shareholder Return
FTSE NAREIT Equity Total Shareholder Return

(5)    The following graph compares the compensation actually paid to our CEO and the average of the compensation actually paid to our Non-CEO NEOs to net income.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
7,500,000
5,000,000
2,500,000
Net Income (in thousands)
1,000,000
750,000
500,000
250,000
2020
2021 (a)
2022 (b)
2023 (c)
2024 (d)
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Net Income

(a) Net Income includes a $174.4 million gain on sale of two operating properties.
(b) Net Income includes a $474.1 million gain on the acquisition of unconsolidated joint venture interests, and a $36.4 million gain on sale of one operating property.
(c) Net Income includes a $225.4 million gain on sale of two operating properties and one parcel of land.

2025 Proxy Statement 55

(d) Net Income includes a $43.8 million gain on sale of one operating property, partially offset by a $41.0 million impairment associated with land development activities.

(6)    We consider Core FFO per share to be a key metric used in determining the CEO’s and other NEOs performance bonus. A definition of Core FFO , as well as a reconciliation of net income attributable to common shareholders to Core FFO and diluted EPS to Core FFO diluted per share for the year ended December 31, 2024 is contained in Appendix A of this proxy statement. The following graph compares the compensation actually paid to our CEO and the average of the compensation actually paid to our Non CEO NEOs to Core FFO per share. The graph below illustrates the correlation between compensation actually paid and Core FFO per share, which we believe is the most important financial metric linking the Company’s financial performance with compensation.

Compensation Actually Paid vs. Core FFO per Share
7,500,000
5,000,000
2,500,000
Compensation Actually Paid
7.00
6.50
6.00
5.50
5.00
Core FFO per Share
2020
2021
2022
2023
2024
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Core FFO per Share

The following are the financial and other performance measures the Company considers most important in linking the compensation actually paid to its executives for 2024:

●	Core FFO/Share
●	Same Property NOI (a) growth
●	Net Debt/Adjusted EBITDAre (b)
●	Weighted Average Yields (c)
(a)    Same Property NOI growth illustrates our ability to grow in current markets. A reconciliation of net income to NOI and same property net operating income for the year ended December 31, 2024 is contained in Appendix A of this proxy statement.

(b)    In an effort to maintain appropriate and manageable levels of debt, the Company utilizes the Net Debt/Adjusted EBITDAre Ratio as a key metric. The Company considers Adjusted EBITDAre to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income to Adjusted EBITDAre, and average Total debt to Net debt and a computation of the ratio to adjusted EBITDAre for the year ended December 31, 2024 is contained in Appendix A of this proxy statement.
(c)    We continually assess our properties and future growth opportunities. The performance of our individual properties is extremely important. As such, weighted average yields from stabilized acquisitions/developments are a key metric.

2025 Proxy Statement 56

EQUITY COMPENSATION PLANS
Camden currently maintains two active equity compensation plans: the 2018 Share Incentive Plan (the “2018 Share Plan”) and the 2018 Employee Share Purchase Plan (the “2018 ESPP”). These plans have been approved by Camden’s shareholders. The following table gives information about Camden’s equity compensation plans as of December 31, 2024.

Plan category	Number of Common Shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of Common Shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by shareholders	1,958,507	(1)	$—	(2)	1,597,981	(3)
Equity compensation plans not approved by shareholders	N/A		N/A		N/A
Total	1,958,507		$—		1,597,981
(1)This number of shares includes 716,408 shares of our common stock subject to share options deferred under Company deferred compensation plans, and 1,242,099 shares of our common stock subject to outstanding Restricted Share Units (RSUs), the payment of which has been deferred under Company deferred compensation programs.
(2)There are currently no outstanding options under Company deferred compensation programs.
(3)Of the aggregate number of shares that remained available for future issuance, 1,234,421 were available under the 2018 Share Plan and 363,560 were available under the 2018 ESPP. The shares available for awards under the 2018 Share Plan are, subject to certain other limits under the plan, generally available for any type of award authorized under the 2018 Share Plan, including stock options, stock appreciation rights, restricted stock awards, stock bonuses and other stock-based awards. Share awards for employees generally have a three year vesting period, apart from those individuals reaching Retirement Eligibility, which are not subject to vesting schedules.

2025 Proxy Statement 57

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Deloitte and Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2025. The proposal will be approved if it receives the affirmative vote of the majority of shares represented in person or by proxy at the meeting.

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The Audit Committee, which has the sole authority to retain the Company’s independent registered public accounting firm, recommends you vote FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2025.

AUDIT COMMITTEE INFORMATION

Deloitte served as Camden’s independent registered public accounting firm for fiscal year 2024, and has served as the Company’s auditor since 1993. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board, which is available on the Investors’ section of the Company’s website at www.camdenliving.com.

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, and each member of the Audit Committee satisfies the requirements for independence as set forth in Rule 10A-3(b)(1) of the Exchange Act and Sections 303A.02 and 303A.07(b) of the NYSE’s listing standards and each member is free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.
The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting, and discussed these matters with representatives of the Company’s independent registered public accounting firm and with appropriate Company financial personnel, including the internal auditors. The Audit Committee also met privately with representatives of the independent registered public accounting firm, senior management and internal auditors, each of whom has unrestricted access to the Audit Committee. The Audit Committee appointed Deloitte as the independent registered public accounting firm for the Company after reviewing the firm’s performance and independence from management. Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.
The independent registered public accounting firm audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States

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of America and discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.
The Audit Committee reviewed with management and Deloitte the Company’s audited consolidated financial statements and met separately with both management and Deloitte to discuss and review those consolidated financial statements and reports prior to issuance. The Audit Committee further reviewed and discussed with management, Deloitte, and Internal Audit the Company’s process to comply with Section 404 of the Sarbanes-Oxley Act. Management has represented, and Deloitte has expressed its opinion, to the Audit Committee the consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America.
The Audit Committee has discussed with Deloitte matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte such firm’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
The Audit Committee also reappointed, subject to shareholder ratification, Deloitte as the Company’s independent registered public accounting firm for 2025.
This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K.
The Audit Committee:
Heather J. Brunner, Chair
Javier E. Benito
Mark D. Gibson

INDEPENDENT REGISTERED ACCOUNTING FIRM FEES

The following summarizes the approximate aggregate fees billed to the Company for the fiscal years ended December 31, 2024 and 2023 by Deloitte, the Company’s principal independent registered public accounting firm, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte Entities”):

	Total Approximate Fees
Type of Services (1)	2024	2023
Audit Fees (2)	$1,627,500	$1,933,500
Tax Fees (3)	485,732	642,422
All Other Fees	—	—
Total	$2,113,232	$2,575,922
(1)    All such services provided to the Company by the Deloitte Entities during 2024 and 2023 were pre-approved by the Audit Committee.
(2)    Fees for audit services billed in 2024 and 2023 include the following:
●    Audit of annual financial statements;

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●    Audit of internal controls over financial reporting;
●    Reviews of quarterly financial statements; and
●    Issuances of comfort letters, consents, and other services related to SEC matters.
(3)    Fees for tax services billed in 2024 and 2023 included tax compliance services and tax planning and advisory services.
PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has developed policies and procedures concerning its pre-approval of audit and non-audit services (includes tax and all other fees) provided to the Company by its independent registered public accounting firm. These policies and procedures provide the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be rendered to the Company by its independent registered public accounting firm.
The independent registered public accounting firm provides the Audit Committee with a list describing the services expected to be performed by the independent registered public accounting firm, and any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has authorized any of the members of the Audit Committee to approve the provision by the Company’s independent registered public accounting firm of non-audit services not prohibited by law. Any such decision made by a member of the Audit Committee will be reported by such member to the full Audit Committee at its next meeting.
In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees or has established pre-approval levels associated with each proposed service. The Audit Committee believes providing a range of fees for a service or a pre-approval fee level, incorporates appropriate oversight and control of the independent registered public accounting firm relationship, while permitting the Company to receive immediate assistance from the independent registered public accounting firm when time is of the essence. Any pre-approval services less than the established pre-approval fee level will be reported to the Audit Committee at the meeting that occurs immediately after the engagement of the independent registered public accounting firm.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares were owned by the Trust Managers, nominees for Trust Manager and NEOs as of March 14, 2025 (with the exception of William W. Sengelmann, who retired October 1, 2024), including shares such persons had a right to acquire within 60 days after March 14, 2025 through the exercise of vested options to purchase shares held in a rabbi trust. The following table also shows how many shares were owned by beneficial owners of more than 5% of the Company’s common shares. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below.

	Shares Beneficially Owned(2)(3)
Name and Address of Beneficial Owners (1)	Amount	Percent of Class(4)
The Vanguard Group (5)	17,002,453	15.9%
BlackRock, Inc.(6)	11,490,739	10.8%
State Street Corporation (7)	6,943,845	6.5%
Richard J. Campo (8)	724,396	*
D. Keith Oden (9)	669,584	*
Scott S. Ingraham	146,440	*
Steven A. Webster	143,737	*
Alexander J. Jessett	108,119	*
William W. Sengelmann (10)	94,800	*
Laurie A. Baker	84,316	*
Kelvin R. Westbrook	29,174	*
Frances Aldrich Sevilla-Sacasa	19,845	*
Renu Khator	16,728	*
Mark D. Gibson	10,134	*
Heather J. Brunner	9,437	*
Javier E. Benito	5,101	*
All Trust Managers and executive officers as a group (12 persons)(11)	2,061,811	1.9%
* Less than 1%
(1)    The address for Mses. Baker, Sevilla-Sacasa, Khator, and Brunner, and Messrs. Campo, Oden, Webster, Ingraham, Jessett, Sengelmann, Westbrook, Gibson, and Benito, is c/o Camden Property Trust, 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.
(2)    These amounts include shares the following persons had a right to acquire within 60 days after March 14, 2025 through the exercise of vested options to purchase shares held in a rabbi trust pursuant to a Company deferred compensation plan. Each option represents the right to receive one common share upon exercise:

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Richard J. Campo	391,433
D. Keith Oden	121,822
Scott S. Ingraham	80,291
Steven A. Webster	20,799
Alexander J. Jessett	—
William W. Sengelmann	3,813
Laurie A. Baker	17,078
Kelvin R. Westbrook	—
Frances Aldrich Sevilla-Sacasa	—
Renu Khator	—
Mark D. Gibson	—
Heather J. Brunner	—
Javier E. Benito	—
All Trust Managers and executive officers as a group (12 persons)(11)	635,236
(3)    These amounts exclude the following unvested share awards:

Richard J. Campo	—
D. Keith Oden	—
Scott S. Ingraham	—
Steven A. Webster	—
Alexander J. Jessett	39,343
William W. Sengelmann	—
Laurie A. Baker	28,708
Kelvin R. Westbrook	—
Frances Aldrich Sevilla-Sacasa	—
Renu Khator	—
Mark D. Gibson	—
Heather J. Brunner	836
Javier E. Benito	836
All Trust Managers and executive officers as a group (12 persons)(11)	69,723
(4)     On March 14, 2025, 2,041,118 common shares were held in the Company’s deferred benefit plans, and are treated as treasury shares for voting purposes; for purposes of calculating the percentage ownership of outstanding common shares in this proxy statement, these shares are not considered outstanding.
(5)    Based on the most recently available Schedule 13G/A filed with the SEC on February 13, 2024. According to its Schedule 13G/A, The Vanguard Group has shared voting power over 204,959 shares, sole dispositive power over 16,562,478 shares and shared dispositive power over 439,975 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(6)    Based on the most recently available Schedule 13G/A filed with the SEC on November 8, 2024. According to its Schedule 13G/A, BlackRock, Inc. has sole voting power over 10,518,116 shares and sole dispositive power over 11,490,739 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(7)    Based on the most recently available Schedule 13G filed with the SEC on January 29, 2024. According to its Schedule 13G, State Street Corporation has shared voting power over 4,117,099 shares and shared dispositive power over 6,929,149 shares. The address of State Street Corporation is State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts, 02114-2016.
(8)    Includes 285,779 shares held by a family Limited Partnership, which is owned approximately 99% by a family trust and approximately 1% by Mr. Campo. Also includes 106,514 shares pledged by Mr. Campo to a financial institution as security for a loan or other extension of credit to Mr. Campo. Upon a default under the agreement governing such loan, such financial institution may sell the shares. Finally, includes 3,929 shares owned by the estate of Mr. Richard Campo, for which Mr. Richard J. Campo serves as

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the trustee. This estate was inherited in 2023, and is owned approximately 67% by various other family members and approximately 33% by Mr. Richard J. Campo.
(9)    Includes 157,886 shares held in a family Limited Partnership, which is owned approximately 99% by a family trust and approximately 1% by Mr. Oden.
(10)    Share ownership for Mr. Sengelmann reflects direct holdings as of October 1, 2024, the last day on which he served as an executive officer of the Company, along with vested options to purchase shares held in a rabbi trust within 60 days of such date.

(11)    Shares beneficially owned by more than one individual have been counted only once for this purpose. Excludes shares beneficially owned by Mr. Sengelmann, who no longer serves as an executive officer of the Company.

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OTHER INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

Available Information

The Company uses its website as a channel of distribution for Company information, and the Company’s website address is www.camdenliving.com. Materials located on the Company’s website and referenced herein are not deemed to be part of this proxy statement and are not incorporated by reference in this proxy statement. The Company makes available free of charge on the Investors’ section of its website its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, and other reports the Company files with or furnishes to the SEC under the Exchange Act, including proxy statements and reports filed by officers and Trust Managers under Section 16(a) of the Exchange Act. The Company also makes available on the Investors’ section of its website under “Corporate Governance” its Code of Business Conduct and Ethics, Guidelines on Governance, Code of Ethical Conduct for Senior Financial Officers and the charters of its Audit; Compensation; and Nominating, Corporate Governance, and Sustainability Committees. We will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person directed to Investor Relations at the Company’s address at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046, telephone number (800) 922-6336 or (713) 354-2787, and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information this proxy statement incorporates). This includes information contained in documents filed subsequent to the date on which definitive copies of this proxy statement are sent or given to security holders, up to the date of responding to the request.

Shares Outstanding

All shareholders of record on the close of business on March 14, 2025 are entitled to vote at the Annual Meeting. On March 14, 2025, the Company had 108,799,191 common shares outstanding; of this amount, 2,041,118 common shares were held in the Company’s deferred benefit plans and are not entitled to vote. Each voting share is entitled to one vote.
Availability of Proxy Materials

The Company is pleased to continue to take advantage of the SEC rule which allows companies to furnish proxy materials to their shareholders over the Internet. As a result, the Company has mailed to most of its shareholders a Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials. The Notice of Availability of Proxy Materials you received provides instructions on how to access and review the Company’s proxy materials, submit your vote on the Internet and request a printed copy of the Company’s proxy materials. The Company believes this process of sending you the Notice of Availability of Proxy Materials reduces the environmental impact of printing and distributing hard copy materials and lowers the cost of printing and distribution.
If you previously requested printed copies of the proxy materials, the Company has provided you with printed copies of the proxy materials instead of the Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs the Company incurs in mailing proxy materials, you may elect to receive all future proxy materials electronically via the Internet. To request electronic delivery, please

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follow the instructions provided with your proxy materials and on your proxy card for electronic delivery of future proxy materials.
The Company’s annual report is being made available to all shareholders entitled to receive notice of and to vote at the Annual Meeting. The annual report is not incorporated into this proxy statement and should not be considered proxy solicitation material.
Voting

Shareholder of Record. If on the record date your shares were registered directly in your name with the Company’s transfer agent, you are a “shareholder of record.” As a shareholder of record, you may vote electronically at the Annual Meeting or by proxy. To vote by proxy, sign and return the proxy card or submit your proxy via the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card. Voting by proxy does not affect your right to vote electronically at the Annual Meeting. Whether or not you plan to virtually attend the Annual Meeting, the Company urges you to vote by proxy.

If you are a shareholder of record and you return a signed proxy card but do not indicate how you wish to vote, the shares will be voted for all of the nominees for Trust Manager, for approval of the advisory vote on executive compensation, for ratification of Deloitte as the Company’s independent registered accounting firm for 2025, and for an annual advisory vote on executive compensation. If you do not sign a proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.
Beneficial Owner. If on the record date your shares were held through a broker, bank or other agent and not in your name, then you are a “beneficial owner.” If you are a beneficial owner, your shares are held in street name, as is the case for most of the Company’s shareholders. As a beneficial owner, you should have received a voting instruction form with the voting instructions from the organization holding your account, rather than from the Company, and you have the right to direct how the shares in your account are to be voted. Please complete and mail the voting instruction form as instructed to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet if permitted by your bank, broker or other agent by following the instructions provided in the Notice of Availability of Proxy Materials or voting instruction form. As a beneficial owner, you are also invited to virtually attend the Annual Meeting. However, since you are not a shareholder of record, you may not vote your shares virtually at the Annual Meeting unless you request and obtain a valid proxy from your bank, broker or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your bank, broker or other agent to request such form of proxy.

If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of the NYSE, that organization may exercise discretionary authority to vote on routine proposals (such as the proposal to ratify the selection of Deloitte as the Company’s independent registered public accounting firm) but may not vote on non-routine proposals (such as the other matters). As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares which cannot be voted by banks, brokers, or other agents on non-routine matters are called broker non-votes. Broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting. Broker non-votes will make a quorum more readily obtainable, but will not be counted as votes cast.
Other Voting Information. You may vote “For” or “Against” or “Abstain” from voting, for any of the nominees for Trust Manager, for the advisory vote on executive compensation, and on the ratification of Deloitte as the Company’s independent registered public accounting firm for 2025.

If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.

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For election of Trust Managers, abstentions and broker non-votes will not affect the vote outcome. For approval of the advisory vote on executive compensation, an abstention will have the same effect as an “Against” vote, but a broker non-vote will not affect the vote outcome. For ratification of the appointment of the Company’s independent registered accounting firm, an abstention will have the same effect as an “Against” vote, and as this is a routine matter, there will not be any broker non-votes.
Revoking a Proxy

If you are a shareholder of record, you may revoke your proxy at any time before the Annual Meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to the Company’s principal executive offices at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046, Attention: Corporate Secretary. Such notice or later dated proxy must be received by the Company prior to the Annual Meeting. You may also revoke your proxy by virtually attending the Annual Meeting and voting electronically at such time.
If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.
Quorum

The Company needs a quorum of shareholders to hold its Annual Meeting. A quorum exists when at least a majority of the Company’s outstanding shares entitled to vote on the record date are represented at the Annual Meeting either virtually or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Shareholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on the routine proposal to ratify the appointment of the Company’s independent registered accounting firm will be counted towards the quorum requirement.
Proxy Solicitation Costs

The Company will pay all of the costs of soliciting proxies. Some of the Company’s Trust Managers, officers, and other employees may solicit proxies personally or by telephone, mail, facsimile, or other electronic means of communication. They will not be specially compensated for these solicitation activities. The Company does not expect to pay any fees for the solicitation of proxies, but may pay brokerage firms and other custodians for their reasonable expenses for forwarding solicitation materials to the beneficial owners of shares.
Householding

The SEC has adopted rules which permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those shareholders. A number of brokers with account holders who are shareholders of the Company “household” the Company’s proxy materials in this manner. If you have received notice from your broker it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability of Proxy Materials, please notify your broker and the Company’s Investor Relations department in writing at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046 or by telephone at (800) 922-6336 or (713) 354-2787. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker.

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Other Business

The Company does not know of any matter to be presented or acted upon at the meeting, other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the proxy card or voting instruction form.
Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during or with respect to 2024, we believe all SEC filing requirements applicable to Trust Managers, officers, and beneficial owners of more than 10% of the Company’s common shares were complied with in 2024. However, the acquisition of 251 shares each in 2024 through the Company’s Employee Share Purchase Plan, which transactions were exempt from reporting under Section 16(b) of the Exchange Act, were first reported by Mr. Oden and Michael P. Gallagher on Form 4s filed on February 21, 2025, and the acquisition of 14 shares in 2024 through the Company’s Employee Share Purchase Plan were first reported by Ms. Baker on a Form 4 filed on February 19, 2025.

Certain Relationships and Related Transactions

The Company is not a party to any transaction with executive officers or Trust Managers which is required to be disclosed under Item 404(a) of Regulation S-K. In addition, the Company has not made any contributions to any tax-exempt organization in which any independent Trust Manager serves as an executive officer within the preceding three years which, for in any single fiscal year, exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues.
SHAREHOLDER PROPOSALS AND TRUST MANAGER NOMINATIONS

Shareholders may present business, including the nominating of Trust Managers for election to the Board, for action at a meeting of shareholders only if they comply with the requirements of the proxy rules established by the SEC and the applicable provisions of the Company’s Bylaws, as further described below:
Requirements for Proposals to be Considered for Inclusion in Proxy Materials. The Company must receive any shareholder proposal intended for inclusion in the proxy materials for the Annual Meeting to be held in 2026 no later than November 21, 2025, and the submission of such shareholder proposal must comply with the procedural and other requirements set forth in Rule 14a-8 promulgated under the Exchange Act.
Requirements for Other Business Not Intended for Inclusion in Proxy Materials and for Nomination of Trust Managers. In addition, the Company’s Bylaws permit shareholders to propose other business and submit nominations of Trust Managers at any Annual Meeting of shareholders. In order for a shareholder to propose other business or nominate one or more persons for election to the Board at an Annual Meeting of shareholders, the shareholder must provide a notice along with the additional information and material required by the Company’s Bylaws to its corporate secretary at the address set forth below not less than 60 nor more than 90 days prior to the date of the applicable Annual Meeting. However, if the Company does not provide at least 70 days’ notice or prior public disclosure of the date of the Annual Meeting, the Company must receive notice from a shareholder no later than the close of business on the 10th day following the day on which such notice of the date of the applicable Annual Meeting was mailed or such public disclosure of the date of such Annual meeting was made, whichever first occurs.

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The Company’s Bylaws permit a shareholder, or group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common shares continuously for at least three years, to include in the Company’s Annual Meeting proxy materials trustee nominations for up to 20% of the number of Trust Managers up for election, subject to the other terms and conditions of the Bylaws.

The foregoing is a summary of Article III, Sections 3.4 and 3.5 of the Bylaws of the Company and is qualified in its entirety by the text of those sections. You may obtain a copy of the full text of the Bylaws by writing to our Corporate Secretary at Camden Property Trust, 11 Greenway Plaza, Suite 2400, Houston, Texas 77046. A copy of the Company’s Bylaws has been filed with the SEC as an exhibit to its Current Report on Form 8-K dated February 24, 2023, and the First Amendment to these Bylaws has been filed with the SEC as an exhibit to its Current Report on Form 8-K dated April 27, 2023.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. With the exception of historical information, the matters discussed in this proxy statement are forward-looking statements and may be identified by the use of words such as “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “predict,” “project,” “seek,” “approximately,” “potential,” “outlook” and similar terms and phrases that concern our strategy, plans or intentions, including references to assumptions. Such statements reflect our current view with respect to future events and are subject to certain risks, uncertainties and assumptions. A variety of factors could cause our future results to differ materially from the anticipated events or results expressed in such forward-looking statements. Readers should review Item 1A, Risk Factors, of our Annual Report on Form 10-K filed on February 20, 2025 for a description of important factors that could cause our future results to differ materially from those contemplated by the forward-looking statements made in this proxy statement. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement might not occur. All forward-looking statements speak only as of the date of this proxy statement and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the SEC, we will not undertake and specifically decline any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date of this proxy statement, whether as a result of new information, future events or otherwise.

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APPENDIX A - NON-GAAP FINANCIAL MEASURES - DEFINITIONS & RECONCILIATIONS

FFO and Core FFO. Management considers FFO and Core FFO to be appropriate supplementary measures of the financial performance of an equity REIT. The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains and losses on dispositions of real estate, impairment write-downs of certain real estate assets, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies.
Core FFO represents FFO as further adjusted for items not considered part of our core business operations. We consider Core FFO to be a helpful supplemental measure of operating performance as it excludes not only depreciation expense of real estate assets, but it also excludes certain items which, by nature, are not comparable period over period and therefore tends to obscure actual operating performance. Our definition of Core FFO may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs.
To facilitate a clear understanding of our consolidated historical operating results, we believe FFO and Core FFO should be examined in conjunction with net income attributable to common shareholders as presented in the condensed consolidated statements of income and comprehensive income and data included elsewhere in this report. FFO and Core FFO are not defined by GAAP and should not be considered alternatives to net income attributable to common shareholders as an indication of our operating performance. Additionally, FFO and Core FFO as disclosed by other REITs may not be comparable to our calculation.

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A reconciliation of net income attributable to common shareholders to FFO and Core FFO for the year ended December 31, 2024 is as follows:

($ in thousands)	2024
Funds from operations
Net income attributable to common shareholders	$163,293
Real estate depreciation and amortization	569,998
Impairment associated with land development activities	40,988
Gain on sale of operating property	(43,806)
Income allocated to non-controlling interests	7,547
Funds from operations	$738,020
Casualty-related expenses, net of recoveries	5,849
Severance	506
Legal costs and settlements	4,844
Loss on early retirement of debt	921
Expensed transaction, development and other pursuit costs	2,203
Advocacy contributions	1,653
Core funds from operations	$753,996

Weighted average shares – basic	108,491
Incremental shares issuable from assumed conversion of:
Share awards granted	48
Common units	1,594
Weighted average shares – diluted	110,133
FFO and Core FFO per Share. FFO and Core FFO Per Share is calculated as FFO and Core FFO divided by the weighted average common shares and shares issuable from the assumed conversion of common share options and share awards granted and units convertible into common shares.

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A reconciliation of diluted EPS to FFO and Core FFO diluted per share for the year ended December 31, 2024 is as follows:

2024
Total Earnings Per Common Share - Diluted	$1.50
Real estate depreciation and amortization	5.16
Income allocated to non-controlling interests	0.07
Gain on sale of operating property	(0.40)
Impairment associated with land development activities	0.37
FFO per common share - Diluted	$6.70
Plus: Casualty-related expenses, net of recoveries	0.05
Plus: Severance	—
Plus: Legal costs and settlements	0.04
Plus: Loss on early retirement of debt	0.02
Plus: Expensed transaction, development & other pursuit costs	0.02
Plus: Advocacy contributions	0.02
Core FFO per common share - Diluted	$6.85
NOI and same property net operating income. Management considers property NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without an allocation of corporate level property management overhead or general and administrative costs. We define NOI as total property income less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Property-Level NOI table as seen below. NOI is not defined by GAAP and should not be considered an alternative to net income as an indication of our operating performance. Additionally, NOI as disclosed by other REITs may not be comparable to our calculation.

2025 Proxy Statement 71

A reconciliation of net income to NOI and same property net operating income for the year ended December 31, 2024 is as follows:

($ in thousands)	2024
Net income	$170,840
Less: Fee and asset management income	(7,137)
Less: Interest and other income	(4,420)
Less: Income on deferred compensation plans	(12,629)
Plus: Property management expense	38,331
Plus: Fee and asset management expense	2,200
Plus: General and administrative expense	72,365
Plus: Interest expense	129,815
Plus: Depreciation and amortization expense	582,014
Plus: Expense on deferred compensation plans	12,629
Plus: Impairment associated with land development activities	40,988
Plus: Loss on early retirement of debt	921
Less: Gain on sale of operating property	(43,806)
Plus: Income tax expense	2,926
Net operating income	$985,037

“Same Property” Communities (1)	$943,134
Non-“Same Property” Communities	36,724
Development and Lease-Up Communities	3,999
Disposition/Other	1,180
Net operating income	$985,037
(1) “Same Property” Communities for 2024 are communities we wholly-owned and were stabilized since January 1, 2023, excluding communities under redevelopment and properties held for sale. The Company defines properties under redevelopment as communities with capital expenditures that improve a community's cash flow and competitive position, through extensive unit, exterior building, common area, and amenity upgrades. Management believes “Same Property” information is useful as it allows both management and investors to determine financial results over a particular period for the same set of communities.

EBITDAre and Adjusted EBITDAre. EBITDAre and Adjusted EBITDAre are supplemental measures of our financial performance. EBITDAre is calculated in accordance with the definition adopted by NAREIT as earnings before interest, taxes, depreciation and amortization plus or minus losses and gains from the sale of certain real estate assets, including gains/losses on change of control, plus impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate assets held by the entity, and adjustments to reflect the Company’s share of EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre represents EBITDAre as further adjusted for non-core items. The Company considers EBITDAre and Adjusted EBITDAre to be appropriate supplemental measures of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions, and impairment write-downs of certain real estate assets.

2025 Proxy Statement 72

A reconciliation of net income to EBITDAre and adjusted EBITDAre for the year ended December 31, 2024 is as follows:

($ in thousands)	2024
Net income	$170,840
Plus: Interest expense	129,815
Plus: Depreciation and amortization expense	582,014
Plus: Income tax expense	2,926
Less: Gain on sale of operating property	(43,806)
Plus: Impairment associated with land development activities	40,988
EBITDAre	$882,777
Plus: Casualty-related expenses, net of recoveries	5,849
Plus: Severance	506
Plus: Legal costs and settlements	4,844
Plus: Loss on early retirement of debt	921
Plus: Expensed transaction, development & other pursuit costs	2,203
Plus: Advocacy contributions	1,653
Adjusted EBITDAre	$898,753
Net Debt to Annualized Adjusted EBITDAre. The Company believes Net Debt to Annualized Adjusted EBITDAre to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period.

A reconciliation of average Total debt to Net debt and a computation of the ratio to adjusted EBITDAre for the year ended December 31, 2024 is as follows:

($ in thousands)	2024
Unsecured notes payable	$3,207,170
Secured notes payable	330,251
Total debt	$3,537,421
Less: Cash and cash equivalents	(43,782)
Net debt	$3,493,639
Annualized Adjusted EBITDAre	898,753
Net Debt to Annualized Adjusted EBITDAre	3.9x

2025 Proxy Statement 73

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, and Form 10-K are available at www.proxyvote.com.

CAMDEN PROPERTY TRUST
FORM OF PROXY FOR ANNUAL MEETING
TO BE HELD MAY 9, 2025

This proxy is solicited on behalf of the Board of Trust Managers.
The undersigned hereby appoints Richard J. Campo, D. Keith Oden, and Alexander J. Jessett, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of Camden Property Trust the undersigned is entitled to vote at the Annual Meeting to be held on May 9, 2025 at 9:00 AM CT and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.
The Board of Trust Managers recommends you vote FOR each of the nominees for Trust Manager, and FOR approval, on an advisory basis, of the compensation of our named executive officers. The Audit Committee, which has the sole authority to retain our independent registered public accounting firm, recommends you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
IMPORTANT - This Proxy must be signed and dated on the reverse side.

Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, TX 77046 Attn: Kimberly Callahan
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 8, 2025 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to www.virtualshareholdermeeting.com/CPT2025

You may attend the Annual Meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 8, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CAMDEN PROPERTY TRUST
The Board of Trust Managers recommends you vote FOR each of the following Trust Manager nominees:
	1. Election of Trust Managers	For	Against	Abstain
	1a. Richard J. Campo	☐	☐	☐
	1b. Javier E. Benito	☐	☐	☐
	1c. Heather J. Brunner	☐	☐	☐
	1d. Mark D. Gibson	☐	☐	☐
	1e. Scott S. Ingraham	☐	☐	☐
	1f. Renu Khator	☐	☐	☐
	1g. D. Keith Oden	☐	☐	☐
	1h. Frances Aldrich Sevilla-Sacasa	☐	☐	☐
	1i. Steven A. Webster	☐	☐	☐
	1j. Kelvin R. Westbrook	☐	☐	☐
	The Board of Trust Managers recommends you vote FOR the following proposals:	For	Against	Abstain
	2.Approval, by an advisory vote, of executive compensation.	☐	☐	☐
	3.Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.	☐	☐	☐
NOTE: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposals 2 and 3.

Please sign exactly as your name(s) appear(s) herein. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date